Linklaters

Fiscal and Paying Agency Agreement

relating to

U.S.$500,000,000 0.800% Notes due 2024

U.S.$750,000,000 1.375% Notes due 2027

U.S.$500,000,000 2.250% Notes due 2031

Guaranteed by JACOBS DOUWE EGBERTS INTERNATIONAL B.V. and PEET'S COFFEE, INC.

Dated as of September 24, 2021

JDE PEET'S N.V.

as Issuer

JACOBS DOUWE EGBERTS INTERNATIONAL B.V.

PEET'S COFFEE, INC.

as Guarantors

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Fiscal Agent, Paying Agent, Transfer Agent and Registrar

CONTENTS

CLAUSE		PAGE
1	Interpretation	1
2	Appointment of the Agents	5
3	The Notes	5
4	Payments to the Fiscal Agent	6
5	Payments to Noteholders	8
6	Early Redemption and Exercise of Options	10
7	Other duties	11
8	Fees and expenses	13
9	Terms of appointment	14
10	Indemnities and undertakings	16
11	Changes in Agents	17

12	Notices	19
13	General	20
14	Governing law and jurisdiction	23
15	Modifications	24
16	No security interest	25
17	Force majeure	25
18	Entire agreement	25

THE SCHEDULES

SCHEDULE	PAGE
Schedule 1 Form of Guarantee	26
Schedule 2 Terms and Conditions of the 2024 Notes	29
Schedule 3 Terms and Conditions of the 2027 Notes	30

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Schedule 4 Terms and Conditions of the 2031 Notes	31
Schedule 5 Specified Offices of the Agents	32
Schedule 6 Form of Change of Control Put Notice	33
Schedule 7 Forms of Transfer Certificates	35
Schedule 8 Form of Rule 144A Global Note	39
Schedule 9 Form of Regulation S Global Note	47
Schedule 10 Form of Definitive Registered Note	54

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THIS FISCAL AND PAYING AGENCY AGREEMENT (the "**Agreement**") is dated as of September 24, 2021 among:

(1) **JDE PEET'S N.V.**, a public company with limited liability (*naamloze vennootschap*) incorporated under the laws of the Netherlands, having its statutory seat (*statutaire zetel*) in Amsterdam, the Netherlands, and having its registered office at Oosterdoksstraat 80, 1011 DK Amsterdam, the Netherlands, and registered with the trade register of the Dutch chamber of commerce (*Kamer van Koophandel*) under number 73160377 (the "**Issuer**");

(2) **JACOBS DOUWE EGBERTS INTERNATIONAL B.V.**, a private company with limited liability (*besloten vennootschap met beperkte aansprakelijkheid*) incorporated under the laws of the Netherlands, having its statutory seat (*statutaire zetel*) in Amsterdam, the Netherlands, and having its registered office at Oosterdoksstraat 80, 1011 DK Amsterdam, the Netherlands, and registered with the trade register of the Dutch chamber of commerce (*Kamer van Koophandel*) under number 60551720 ("**JDE International**");

(3) **PEET'S COFFEE, INC.**, a corporation incorporated under the laws of the Commonwealth of Virginia (USA), and having an office at 1400 Park Ave., Emeryville, California (USA) 94608 (together with JDE International, each a "**Guarantor**" and together, the "**Guarantors**"); and

(4) **DEUTSCHE BANK TRUST COMPANY AMERICAS**, in its capacity as fiscal agent (the "**Fiscal Agent**"), paying agent (the "**Paying Agent**" and together with other paying agents, the "**Paying Agents**"), transfer agent (the "**Transfer Agent**") and registrar (the "**Registrar**").

Whereas:

(A) The Issuer has duly authorized the execution and delivery of this Agreement to provide for U.S.$500,000,000 0.800% Notes due 2024 (the "**2024 Notes**"), U.S.$750,000,000 1.375% Notes due 2027 (the "**2027 Notes**") and U.S.$500,000,000 2.250% Notes due 2031 (the "**2031 Notes**" and, together with the 2024 Notes and 2027 Notes, the "**Notes**").

(B) The Notes described above will have the benefit of unconditional and irrevocable guarantees, substantially in the form attached hereto as Schedule 1 (*Form of Guarantee*), given by the Guarantors under which the Guarantors guarantee the due and punctual payment of any and all sums payable by the Issuer under each series of the Notes in accordance with the Terms and Conditions (the "**Guarantee**"). The Guarantors have duly authorized the execution and delivery of this Agreement and the giving of the Guarantee.

(C) All things necessary to make this Agreement a valid and legally binding agreement of the Issuer, the Guarantors and the Agents, in accordance with its terms, have been done.

(D) The Issuer, the Guarantors, the Fiscal Agent, the Paying Agent, the Transfer Agent and the Registrar wish to record certain arrangements which they have made in relation to the Notes.

It is agreed as follows:

1 Interpretation

1.1 Definitions

Capitalized terms not defined herein shall have the same meanings specified in the Terms and Conditions set out in Schedule 2 with respect to the 2024 Notes, **Error! Reference source not found.** with respect to the 2027 Notes and Schedule 4 with respect to the 2031 Notes. The following expressions have the following meanings:

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A45669935/0.43/23 Sep 2021 2 “Agents” means the Fiscal Agent, the Paying Agents, the Transfer Agent and the Registrar and “Agent” means any one of the Agents and includes any successors thereto appointed from time to time in accordance with Clause 11 (Changes in Agents). “Applicable Law” means any law or regulation including, but not limited to: (a) any domestic or foreign statute or regulation; (b) any rule or practice of any Authority with which an Agent is bound or accustomed to comply; and (c) any agreement entered into by an Agent and any Authority or between any two or more Authorities. “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary and its Participants or Indirect Participants. “Authentication Order” has the meaning given to such term in Clause 3.1(f). “Authority” means any competent regulatory, prosecuting, tax or governmental authority in any jurisdiction, domestic or foreign. “Business Day” means any day which is not, in London, Amsterdam or New York City, or any other place of payment, a Saturday, Sunday, legal holiday or a day on which banking institutions are authorized or obligated by law or regulation to close. “Change of Control Put Notice” has the meaning given to it in the Conditions and, in the case of a Noteholders’ redemption option following a Change of Control Put Event (as defined in the Terms and Conditions) shall be substantially in the form set out in Schedule 6. “Clearstream, Luxembourg” means Clearstream Banking, société anonyme. “Custodian” means the custodian with respect to any Global Note appointed by DTC, or any successor thereto, and shall initially be Deutsche Bank Trust Company Americas. “Definitive Registered Note” means, excluding the Global Notes, any Note issued to a Noteholder in definitive, fully registered form without interest coupons, pursuant to an exchange event described in the corresponding Global Note. “Depositary” means the depositary for each Global Note, which shall initially be DTC and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Agreement. “DTC” means The Depository Trust Company, New York, New York. “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System. “Event of Default” has the meaning attributed to it in Schedule 2, Schedule 3 or Schedule 4 as applicable. “Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes together, issued to the Depositary or its nominee and registered in the name of the Depositary or its nominee. “Group Company” means any of the Issuer’s group companies within the meaning of Section 2:24b of the Dutch Civil Code from time to time excluding the Issuer’s shareholders and their respective affiliates (other than the Issuer and its subsidiaries). “Initial Purchasers” means each of BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Santander Investment Securities A45669935/0.43/23 Sep 2021 3 Inc.,Commerz Markets LLC, HSBC Securities (USA) Inc., MUFG Securities Americas Inc., Rabo Securities USA, Inc. and UniCredit Capital Markets LLC. “Issue Date” means the date of issue and delivery of the Notes under the Purchase Agreement. “Local Banking Day” means a day (other than a Saturday or a Sunday) on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the city in which the Fiscal Agent has its Specified Office. “Local Time” means the time in the city in which the Fiscal Agent has its Specified Office, which, in respect of the Initial Fiscal Agent hereunder, shall be New York, New York. “Noteholders” means the holders of the applicable series of Notes. “Participant” means a direct participant (including if applicable, Euroclear and Clearstream, Luxembourg) in the Depositary system of DTC; and “Indirect Participant” means a participant of one of DTC's Participants (including if applicable, participants in Euroclear and Clearstream, Luxembourg). “Paying Agent” means any one of the Paying Agents. “Purchase Agreement” means the agreement dated September 21, 2021 among the Issuer, the Guarantors and the Initial Purchasers. “QIB” means a “qualified institutional buyer” as defined in Rule 144A. “Register” has the meaning attributed to it under Clause 7.4(a). “Regulation S” means Regulation S under the Securities Act. “Regulation S Global Notes” means the Global Notes deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in total principal amounts equal to the respective outstanding principal amounts of the Notes sold in reliance on Regulation S. “Responsible Officer” means any officer of an Agent having direct responsibility for the administration of this Agreement or the Notes. “Rule 144A” means Rule 144A under the Securities Act. “Rule 144A Global Notes” means the Global Notes deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in total principal amounts equal to the respective outstanding principal amounts of the Notes sold in reliance on Rule 144A. “Securities Act” means the U.S. Securities Act of 1933. “Specified Office” means, in relation to any Agent: (i) the office specified against its name in Schedule 5 ( Specified Offices of the Agents); or (ii) such other office as such Agent may specify in accordance with Clause 11.4 (Error! Reference source not found.). “Taxes” means all taxes, levies, imposts, charges, assessments, deductions, withholdings and related liabilities. “Terms and Conditions” means the Terms and Conditions of the Notes, as set out in Schedule 2, Schedule 3 and Schedule 4 as applicable, and as modified from time to time in A45669935/0.43/23 Sep 2021 4 accordance with their terms, and any reference to a “Section of the Terms and Conditions” is to the correspondingly section thereof. “Transfer Certificate” means a certificate in one of the forms, as relevant, set out in Schedule 7. “Uniform Commercial Code” means the Uniform Commercial Code as enacted in the State of New York or, if the laws of another state of the United States so provide, as enacted in such state. “U.S. dollar” or “U.S.$” means the official currency from time to time of the United States of America. 1.2 Meaning of Outstanding For the purposes of this Agreement (but without prejudice to its status for any other purpose), a Note shall be considered to be “outstanding” unless one or more of the following events has occurred: (a) it has been redeemed in full, or purchased, and in either case has been cancelled in accordance with Section 7 (Early Redemption and Repurchase) of the Terms and Conditions; (b) all claims for principal and interest in respect of such Note have become prescribed under Section 9 (Events of Default) of the Terms and Conditions; or (c) in the case of a Definitive Registered Note, it has been duly replaced on account of being mutilated, defaced, destroyed, lost or stolen (such replacement note to be considered “outstanding”). 1.3 Clauses and Schedules Any reference in this Agreement to a Clause, sub-clause or a Schedule is, unless otherwise stated, to a clause or sub-clause hereof or a schedule hereto. The Schedules constitute, and are hereby expressly made, a part of this Agreement. 1.4 Principal and Interest In this Agreement, any reference to principal or interest includes any additional amounts payable in relation thereto under Section 8 (Taxation) of the Terms and Conditions. 1.5 Statutes Any reference in this Agreement to any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such statute, provision, statutory instrument, order or regulation as the same may have been, or may from time to time be, amended or re-enacted. 1.6 Headings Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement. 1.7 Person A “person” includes any individual, company, corporation, limited liability company, unincorporated association, government, state agency, international organization or other entity, and includes such person's successors and assignees. A45669935/0.43/23 Sep 2021 5 1.8 Taxes All references in this Agreement to costs, charges, expenses, withholdings, deductions and liabilities shall include any value added tax charged or chargeable in respect thereof. 1.9 Notes All references in this Agreement to Notes shall, unless the context otherwise requires, include any Global Note representing the Notes. 1.10 Counterparts This Agreement may be executed in any number of counterparts, and this shall have the same effect as if the signatures on the counterparts were on a single copy of this Agreement. Such signature shall have binding effect upon the signatory, whether received by the counterparty in original or facsimile. 2 Appointment of the Agents 2.1 Appointment The Issuer and the Guarantors appoint each Agent as their agent in relation to the Notes for the purposes specified in this Agreement and in the Terms and Conditions. 2.2 Acceptance of Appointment Each Agent accepts its appointment as agent of the Issuer and the Guarantors in relation to the Notes and agrees to comply with the provisions of this Agreement. The obligations of the Agents shall be several and not joint. 3 The Notes 3.1 Execution, authentication, delivery and exchange (a) Notes issued in global form will be substantially in the form of Schedule 8, in the case of Rule 144A Global Notes, or Schedule 9, in the case of Regulation S Global Notes, which shall be deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary and duly executed by the Issuer and authenticated by the Fiscal Agent as provided herein. (b) Notes originally issued to QIBs in reliance on Rule 144A will be issued in the form of one or more permanent Rule 144A Global Notes. Notes originally issued outside the United States in reliance on Regulation S will be issued in the form of one or more permanent Regulation S Global Notes. (c) Each Global Note initially shall: (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Custodian and (iii) bear the appropriate legends as set forth in Schedule 8, in the case of Rule 144A Global Notes, or Schedule 9, in the case of Regulation S Global Notes. Any Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Custodian, as provided in this Agreement. (d) The Notes shall be executed on behalf of the Issuer by any of its duly authorized officers. The signature of any of these officers on the Notes may be manual or facsimile.

A45669935/0.43/23 Sep 2021 6 (e) Notes bearing the manual or facsimile signatures of individuals who were at the time they signed such Notes or at the time their facsimile signatures were affixed to such Notes duly authorized officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such duly authorized offices prior to the authentication and delivery of the Notes or did not hold such duly authorized offices at the date of the Notes. (f) The Issuer shall deliver the Notes executed by it, together with a request executed by a duly authorized officer designated in writing by the Issuer (such request, an “Authentication Order”), to the Fiscal Agent, for the authentication and delivery of the Notes, and the Fiscal Agent in accordance with the Authentication Order and subject to the provisions hereof shall authenticate and deliver the Notes. (g) No Note shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form set forth in the forms of Global Notes set out in Schedule 8 or Schedule 9, executed by the authorized signatory of the Fiscal Agent by manual or electronic signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Agreement. 3.2 Exchange for Definitive Registered Notes Where a Global Note is to be exchanged for a Definitive Registered Note or Definitive Registered Notes, the Fiscal Agent is hereby authorized by the Issuer and instructed: (a) to authenticate the Definitive Registered Note or Definitive Registered Notes in accordance with the provisions of this Agreement; and (b) to deliver the Definitive Registered Note or Definitive Registered Notes to or to the order of DTC, Euroclear and/or Clearstream, Luxembourg, as the Fiscal Agent may be directed by the holder of the Definitive Registered Note or Definitive Registered Notes. The Fiscal Agent shall notify the Issuer and the Guarantors promptly after it receives a request for the issue of a Definitive Registered Note or Definitive Registered Notes in accordance with the provisions of the Global Note and the aggregate principal amount of the Global Note to be exchanged for a Definitive Registered Note or Definitive Registered Notes. 3.3 Custody of the Notes The Fiscal Agent shall cause the Notes delivered to the Custodian to be maintained in safe custody and shall ensure that the Notes are issued only in accordance with the provisions of this Agreement, the Terms and Conditions and each Global Note. 3.4 Instructions The Fiscal Agent shall provide DTC with the notifications or information to be given by the Fiscal Agent to DTC. 4 Payments to the Fiscal Agent 4.1 Issuer or Guarantors to pay Fiscal Agent In order to provide for the payment of principal and interest in respect of the Notes as the same becomes due and payable, the Issuer, failing whom the Guarantors, shall pay to the A45669935/0.43/23 Sep 2021 7 Fiscal Agent, on or before the date on which such payment becomes due, an amount equal to the amount of principal and/or (as the case may be) interest falling due in respect of the Notes on such date. 4.2 Manner and time of Payment (a) Each amount payable under Clause 4.1 (Issuer or Guarantors to pay Fiscal Agent) shall be paid unconditionally by credit transfer in U.S. dollars and in same day, freely transferable, cleared funds not later than 10:00 a.m. (Local Time) on the relevant day to such account with such bank as the Fiscal Agent may from time to time by notice to the Issuer specify for such purpose, provided, however, that any subsequent change in such account shall be communicated to the Issuer at least 30 days prior to the date when it becomes effective. (b) The Issuer, failing whom the Guarantors, shall, before 10:00 a.m. (Local Time) on the second Local Banking Day before the due date of each payment by it under Clause 4.1 (Issuer or Guarantors to pay Fiscal Agent), procure that the bank effecting payment for it confirms irrevocably by authenticated SWIFT message to the Fiscal Agent the payment instructions relating to such payment. 4.3 Exclusion of liens and interest The Fiscal Agent shall be entitled to deal with each amount paid to it under this Clause 4 (Payments to the Fiscal Agent) in the same manner as other amounts paid to it by its customers; provided, however, that: (a) it shall not exercise against the Issuer or the Guarantors any lien, right of set-off or similar claim in respect thereof; (b) it shall not be liable to any person for interest thereon; and (c) moneys held by the Fiscal Agent need not be segregated except as required by applicable law. 4.4 Application by Fiscal Agent The Fiscal Agent shall apply each amount paid to it hereunder in accordance with Clause 5 (Payments to Noteholders) and shall not be obliged to repay any such amount unless the claim for the relevant payment becomes void, in which event it shall refund the Issuer or any of the Guarantors, as applicable, at its written request such portion of such amount as relates to such payment by paying the same by credit transfer in U.S. dollars to such account with such bank as the Issuer or such Guarantor, as applicable, has by notice to the Fiscal Agent specified for the purpose. 4.5 Failure to confirm payment Instructions or failure to pay (a) If the Fiscal Agent has not, by 12:00 noon (Local Time) on the due date of any payment to it under Clause 4.1 (Issuer or Guarantors to pay Fiscal Agent), received confirmation of the relevant payment instructions referred to in Clause 4.2 (Manner and time of Payment), it shall forthwith notify the Issuer, the Guarantors, and the other Paying Agents. If the Fiscal Agent subsequently receives confirmation of such payment instructions, it shall forthwith notify the Issuer, the Guarantors and the other Paying Agents. A45669935/0.43/23 Sep 2021 8 (b) The Fiscal Agent shall forthwith notify each of the other Agents, the Issuer and the Guarantors if it has not received the amount referred to in clause 4.1 (Issuer or Guarantors to Pay the Fiscal Agent) by the time specified for its receipt. 5 Payments to Noteholders 5.1 Payments by Paying Agents Each Paying Agent, acting through its Specified Office, shall make payments of principal and interest in respect of the Notes in accordance with the Terms and Conditions; provided, however, that: (a) A Paying Agent shall not be obliged (but shall be entitled) to make payments of principal or interest in respect of the Notes, if (x) in the case of the Fiscal Agent, it has not received the full amount of any payment due to it under Clause 4.1 (Issuer or Guarantors to pay Fiscal Agent) or it has not received in due time irrevocable confirmation of the payment instructions in accordance with Clause 4.2 (Manner and time of Payment), provided, however, that the Fiscal Agent shall notify the Issuer without any delay that it has not received the full amount of any such payment or such irrevocable confirmation of the payment instructions in accordance with Clause 4.5 (Failure to confirm payment instructions or failure to pay) or (y) in the case of any other Paying Agent, it has been notified and the Fiscal Agent has confirmed to it that the Issuer and Guarantors have been notified in accordance with Clause 4.5 (Failure to confirm payment instructions or failure to pay) that confirmation of the relevant payment instructions and/or payments due have not been received, unless it is subsequently notified that confirmation of such payment instructions and/or payments have been received (whether or not at the due time). (b) Notwithstanding any other provision of this Agreement, the Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under this Agreement for or on account of any present or future taxes, duties or charges if and to the extent so required by applicable law, in which event the Paying Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted. The Paying Agent shall give notice to the Issuer or the Guarantors, as applicable, of any such withholding or deduction as soon as reasonably practicable after it becomes aware of the requirement to make the withholding or deduction. (c) If the Issuer or the Guarantors, as applicable, is, in respect of any payment, compelled to withhold or deduct any amount for or on account of taxes, duties, assessments or governmental charges as specifically contemplated under the Terms and Conditions, it shall give notice of that fact to the Fiscal Agent as soon as reasonably practicable after it becomes aware of the requirement to make the withholding or deduction and shall give to the Fiscal Agent such information as it shall reasonably require (to the extent available to the Issuer or the Guarantors, as applicable) to enable it to comply with the requirement. (d) All payments due in respect of the Notes shall be made to the registered Noteholders, and in particular: (i) for as long as the Notes are represented by the Global Notes, all payments due in respect of the Notes shall be made to, or to the order of, the registered A45669935/0.43/23 Sep 2021 9 holder of the Global Notes, subject to and in accordance with the provisions of the Global Notes; and (ii) if Definitive Registered Notes are outstanding, all payments due in respect of the Notes shall be made to, or to the order of, the registered holder of such Definitive Registered Notes. 5.2 Exclusion of liens and commissions No Paying Agent shall exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under Clause 5.1 (Payments by Paying Agents) in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof. 5.3 Reimbursement by Fiscal Agent If a Paying Agent other than the Fiscal Agent makes any payment in accordance with Clause 5.1 (Payments by Paying Agents): (a) it shall notify the Fiscal Agent of the amount so paid by it; and (b) subject to and to the extent of compliance by the Issuer, failing whom the Guarantors, with Clause 4.1 (Issuer or Guarantors to pay Fiscal Agent) (whether or not at the due time), the Fiscal Agent shall pay to such Paying Agent out of the funds received by it under Clause 4.1 (Issuer or Guarantors to pay Fiscal Agent), by credit transfer in U.S. dollars and in immediately available, freely transferable, cleared funds to such account with such bank as such Paying Agent has by notice to the Fiscal Agent specified for the purpose, an amount equal to the amount so paid by such Paying Agent. 5.4 Appropriation by Fiscal Agent If the Fiscal Agent makes any payment in accordance with Clause 5.1 (Payments by Paying Agents), it shall be entitled to appropriate for its own account out of the funds received by it under Clause 4.1 (Issuer or Guarantors to pay Fiscal Agent) an amount equal to the amount so paid by it. 5.5 Reimbursement by Issuer or Guarantors Subject to Clause 5.1 (Payments by Paying Agents), if a Paying Agent makes a payment in respect of Notes on or after the due date for such payment under the Terms and Conditions at a time at which the Fiscal Agent has not received the full amount of the relevant payment due to it under Clause 4.1 (Issuer or Guarantors to pay Fiscal Agent) and the Fiscal Agent is not able out, of funds received by it under Clause 4.1 (Issuer or Guarantors to pay Fiscal Agent), to reimburse such Paying Agent therefor (whether by payment under Clause 5.3 (Reimbursement by Fiscal Agent) or appropriation under Clause 5.4 (Appropriation by Fiscal Agent), the Issuer, failing whom the Guarantors, shall, on demand, pay to the Fiscal Agent for account of such Paying Agent the amount so paid out by such Paying Agent and not so reimbursed to it, provided, however, that any payment made under sub-clause (a) in the preceding paragraph shall satisfy pro tanto the obligations of the Issuer and the Guarantors under Clause 4.1 (Issuer or Guarantors to pay Fiscal Agent). 5.6 Partial Payments If only part of the amount payable in respect of a Note is paid (except as a result of a deduction of tax permitted by the Terms and Conditions), the relevant Paying Agent shall

A45669935/0.43/23 Sep 2021 10 procure that the amount and date of such partial payment be reflected in the relevant account with DTC, Euroclear or Clearstream, Luxembourg. 6 Early Redemption and Exercise of Options 6.1 Notice to Fiscal Agent If the Issuer intends (other than consequent upon an Event of Default or any right of the holder to require redemption) to redeem all or any of the Notes of any series before their stated maturity date or to exercise any Issuer’s option in the Terms and Conditions it shall, at least 14 days before the latest date for the publication of the notice of redemption or of exercise of Issuer’s option required to be given to Noteholders, give notice of such intention to the Fiscal Agent stating the date on which such Notes are to be redeemed or such option is to be exercised and the nominal amount of Notes to be redeemed or subject to the option. 6.2 Selection of Notes to be Redeemed If less than all the Notes are to be redeemed, in the case of a redemption at the Issuer's option in accordance with Section 7.1 (Early Redemption at the Option of the Issuer) of the Terms and Conditions, the Notes to be redeemed shall be selected by the Fiscal and Paying Agent in accordance with the rules and procedures of DTC. Upon presentation of any Note redeemed in part only, the Issuer will execute and the Fiscal and Paying Agent will authenticate and deliver (or cause to be transferred by book-entry) to, or on, the order of the holder thereof, at the expense of the Issuer, a new Note or Notes, in principal amount equal to the unredeemed portion of the Note so presented. 6.3 Notice to Noteholders The Fiscal Agent shall publish any notice to Noteholders required in connection with any such redemption or exercise of an Issuer’s option. Such notice shall specify the date fixed for redemption or exercise of any option, the redemption price and the manner in which redemption will be effected or the terms of the exercise of such option and, in the case of a partial redemption or exercise of any option, the nominal amount of Notes drawn. In addition, the Fiscal Agent shall send to each Noteholder that are called in whole or in part for redemption or exercise of any option, at its address shown in the Register, a copy of such notice together with details of such Noteholder’s Notes called for redemption or subject to any option and the extent of such redemption or the terms of the exercise of such option. 6.4 Change of Control Put Notices The Transfer Agent in a valid exercise of any Noteholders’ option shall hold the relevant Note on behalf of the depositing Noteholder (but shall not, save as provided below, release it) until the due date for redemption of, or exercise of the option relating to, the relevant Note(s) consequent upon the exercise of such option, when, in the case of an option to redeem, and subject as provided below, it shall present any such Note to itself for payment of the amount due in accordance with the Terms and Conditions and shall pay such moneys in accordance with the directions of the Noteholder contained in the Change of Control Put Notice, as applicable. In the event of the exercise of any other option, each Agent shall take the steps required of it in the Terms and Conditions and this Agreement. If any such Note becomes immediately due and payable before the due date for its redemption or exercise of the option, or if upon due presentation payment of the amount due is improperly withheld or refused or A45669935/0.43/23 Sep 2021 11 exercise of the option is improperly denied, the Agent concerned shall mail such Note by uninsured post to, and at the risk of, the relevant Noteholder (unless the Noteholder otherwise requests and pays the costs of such insurance in advance to the relevant Agent) to such address as may have been given by the Noteholder in the Change of Control Put Notice, as applicable or where no address has been given, to the address appearing in the Register. At the end of each period for the exercise of any such option, each Agent shall promptly notify the Fiscal Agent of the nominal amount of the Notes in respect of which such option has been exercised with it and the Fiscal Agent shall promptly notify such details to the Issuer and the Guarantors. 7 Other duties 7.1 Records The Fiscal Agent shall: (a) maintain a record of all Notes and of their redemption, purchase, reduction, cancellation and payment (as the case may be) pursuant to the Terms and Conditions; (b) make such records available for inspection during normal business hours at all reasonable times by the Issuer, the Guarantors and the other Paying Agents: and (c) maintain this Agreement available for inspection, together with any other documents required to be available for inspection or made available to Noteholders at its specified office at all reasonable times during normal business hours, which documentation shall be provided by the Issuer or Guarantors. 7.2 Information from Paying Agents The Paying Agents shall make available to the Fiscal Agent during normal business hours such information as is reasonably required for the maintenance of the records referred to in Clause 7.1 (Records). 7.3 Forwarding of communications The Fiscal Agent, or any Paying Agent, as the case may be, shall promptly forward to the Issuer and the Guarantors a copy of any notice or communication addressed to the Issuer or the Guarantors by any Noteholder, which is received by the Fiscal Agent or such Paying Agent. 7.4 Registry and transfer of Definitive Registered Notes So long as any Note (which may be in the form of a Global Note or a Definitive Registered Note) is outstanding, the Fiscal Agent, the Registrar or the Transfer Agent, as applicable, shall, or shall procure to (as applicable): (a) maintain at its Specified Office a register (the “Register”) of the holders of the Notes which shall show (i) the principal amount of Notes represented by each Global Note, (ii) the principal amounts and the serial numbers of any Definitive Registered Notes issued in accordance with the corresponding provision of the relevant Global Note, (iii) the dates of issue of all Notes, (iv) all subsequent transfers and changes of ownership of Notes, (v) the names and addresses of the holders of the Notes, and (vi) all cancellations of Global Notes or Definitive Registered Notes, whether A45669935/0.43/23 Sep 2021 12 because of their purchase by the Issuer or any of the Guarantors, replacement or otherwise; (b) accept Notes delivered to it, with the form of transfer on them duly executed, together with, as applicable, any Transfer Certificate for the transfer or exchange of all or part of a Global Note or Definitive Registered Note in accordance with the applicable provisions of the relevant Global Note; (c) keep a stock of the forms of Transfer Certificates and make such forms available on demand to holders of the Notes; (d) make any necessary notations on the Global Notes following transfer or exchange of interests in them; (e) receive any document in relation to or affecting the title to the Notes including all forms of transfer, forms of exchange, probates, letters of administration and powers of attorney and maintain proper records of the details of all documents and certifications and letters it has received; (f) promptly, and in any event within five Local Banking Days of the relevant request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), (i) upon receipt by it of any Definitive Registered Notes for transfer or (ii) following the endorsement of a reduction in principal amount of a Global Note for exchange into Definitive Registered Notes, authenticate and deliver at its Specified Office to the transferee or (at the risk of the transferee) send to the address requested by the transferee duly dated and completed Definitive Registered Notes of a like aggregate principal amount to the Definitive Registered Notes transferred and, in the case of the transfer of part only of a Global Note or Definitive Registered Note, authenticate and deliver at its Specified Office to the transferor or (at the risk of the transferor) send to the address requested by the transferor, a duly dated and completed Definitive Registered Note or Global Note, as the case may be, in respect of the balance of the Definitive Registered Notes or a Global Note, as the case may be, not so transferred; (g) if appropriate, charge to the holder of a Note presented for exchange or transfer the costs or expenses (if any) of delivering Notes issued on exchange or transfer other than by regular uninsured mail; and (h) subject to applicable laws and regulations at all reasonable times during normal office hours make the Register available to the Issuer or the Guarantors or any person authorized by the Issuer or the Guarantors or the holder of any Note for inspection. 7.5 Transfers of Beneficial Interests in Global Notes (a) Transfers of beneficial interests in a Rule 144A Global Note. Subject to the Applicable Procedures, the following provisions shall apply with respect to any proposed transfer of a beneficial interest in a Rule 144A Global Note. If the owner of a beneficial interest in a Rule 144A Global Note wishes to transfer such interest (or portion thereof) pursuant to Regulation S, upon receipt by the Registrar and/or the Transfer Agent, as applicable, of: (i) instructions from an Agent given to DTC in accordance with the Applicable Procedures directing DTC to credit or cause to be credited a beneficial A45669935/0.43/23 Sep 2021 13 interest in the Regulation S Global Note in a principal amount equal to the principal amount of the beneficial interest to be transferred, (ii) instructions given in accordance with the Applicable Procedures containing information regarding the account to be credited with such increase, and (iii) a certificate in the form of Schedule 7 duly executed by the transferor; the Custodian shall increase the Regulation S Global Note and decrease the Rule 144A Global Note in accordance with the foregoing, and the Registrar shall register the transfer in the Register. (b) Transfers of beneficial interests in a Regulation S Global Note. Subject to the Applicable Procedures, the following provisions shall apply with respect to any proposed transfer of an interest in a Regulation S Global Note. If the owner of a beneficial interest in a Regulation S Global Note wishes to transfer such interest (or a portion thereof) to a QIB pursuant to Rule 144A, upon receipt by the Registrar and/or the Transfer Agent, as applicable, of: (i) instructions from an Agent given to DTC in accordance with the Applicable Procedures directing DTC to credit or cause to be credited a beneficial interest in the Rule 144A Global Note in a principal amount equal to the principal amount of the beneficial interest to be transferred, (ii) instructions given in accordance with the Applicable Procedures containing information regarding the account to be credited with such increase, and (iii) a certificate in the form of Schedule 7 duly executed by the transferor; the Custodian shall decrease the Regulation S Global Note and increase the Rule 144A Global Note in accordance with the foregoing, and the Registrar shall register the transfer in the Register. 8 Fees and expenses 8.1 Fees The Issuer, failing whom the Guarantors, shall pay the fees and expenses (including the reasonable and documented fees and expenses of counsel) of the Fiscal Agent and the other Agents in respect of their services hereunder. All payments for the account of the Agents shall be made through the Fiscal Agent, in accordance with the terms separately agreed in a side letter of agreement among the Issuer, the Guarantors and the Fiscal Agent. 8.2 Taxes The Issuer, failing whom the Guarantors, shall pay all stamp, registration and other similar taxes and duties (including any interest and penalties thereon or in connection therewith) which are payable upon or in connection with the execution and delivery of this Agreement, and the Issuer and the Guarantors shall jointly and severally indemnify each Agent on demand against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it reasonably incurs as a result or arising out of or in relation to any failure to pay or delay in paying any of the same, except such as may result from its gross negligence or willful misconduct.

A45669935/0.43/23 Sep 2021 14 All payments by the Issuer or the Guarantors under Clause 8.1 (Fees) or Clause 10 (Indemnities and Undertakings) shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the Netherlands or the United States of America or any political subdivision or any authority thereof having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer, failing whom the Guarantors, shall pay such additional amounts as will result in the receipt by the relevant Agent of such amounts as would have been received by it if no such withholding or deduction had been required, except that no additional amounts would be payable for any withholding or deduction imposed due to (i) a connection between the Agent and the Netherlands or the United States of America (other than the mere entering or the performance of this Agreement), or (ii) a failure to comply with a reasonable identification or certification requirement. 9 Terms of appointment 9.1 Rights and powers 9.1.1 Each Agent, in connection with its services hereunder: (a) except as ordered by a court of competent jurisdiction or otherwise required by law and regardless of any notice of ownership, trust or any other interest therein, any writing thereon or any notice of any previous loss or theft thereof, but subject to sub- clause 5.1(a) (Payments by Paying Agents), may treat the holder of any Note as its absolute owner for all purposes and make payments thereon accordingly; (b) may conclusively rely upon the terms of any notice, communication, legal opinion or other document reasonably believed by it to be genuine, including the certificate of any officer of the Issuer or the Guarantors, without liability; (c) may, with prior notice to the Issuer and the Guarantors engage the advice or services of any lawyers or other experts of its selection whose advice or services it reasonably considers necessary and conclusively rely upon any advice so obtained (and such Agent shall be protected and shall incur no liability as against the Issuer or the Guarantors in respect of any action taken, or permitted to be taken, in accordance with such advice and in good faith); (d) along with its officers, directors and employees, may become the owner of, and/or acquire any interest in, the Notes with the same rights that it would have had it not been appointed under this Agreement, and may engage or be interested in any financial or other transaction with the Issuer or the Guarantors and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or in connection with any other obligations of the Issuer or the Guarantors as freely as if it were not appointed under this Agreement; (e) may act through its agents, attorneys, accountants, experts and such other professionals as the Agent deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any agent, attorney, accountant, expert or other such professional appointed with due care; (f) before it acts or refrains from acting, it may require an officer’s certificate or an opinion of counsel, and the Agent will not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion; and A45669935/0.43/23 Sep 2021 15 (g) no provision of this Agreement will require it to expend or risk their own funds or otherwise incur any financial liability in the performance of their duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense (including, without limitation, fees and expenses of agents and attorneys). 9.1.2 Notwithstanding anything else herein contained, the Agents may refrain without liability from doing anything that would or might in its reasonable opinion be contrary to any law of any state or jurisdiction (including but not limited to the United States of America or any jurisdiction forming a part of it, England and Wales and the Netherlands) or any directive or regulation of any agency of any such state or jurisdiction or which would or might otherwise render it liable to any person or cause it to act in a manner which might prejudice its interests and may without liability do anything which is, in its reasonable opinion, necessary to comply with any such law, directive or regulation. 9.2 Extent of duties 9.2.1 Each Agent shall only be obliged to perform the duties set out herein, and no implied covenants or obligations shall be read into this Agreement against any Agent. 9.2.2 No Agent shall: (a) be under any fiduciary duty or other obligation towards or have any relationship of agency or trust for or with any person other than the Issuer and the Guarantors; (b) be responsible for or liable in respect of the legality, validity or enforceability of any Note (other than in respect of authentication of Notes by it in accordance with this Agreement) or any act or omission of any other person; (c) be liable for any error of judgment made in good faith unless it shall be proved that it was grossly negligent in ascertaining the pertinent facts on which such judgment was made; (d) be required to expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of its rights or powers, unless it received indemnity satisfactory to it against any loss, liability or expense (including, without limitation, fees and expenses of agents and attorneys); (e) be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether such Agent has been advised of the likelihood of such loss or damage and regardless of the form of action; or (f) be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Event of Default unless written notice of such Default or Event of Default has been given to a Responsible Officer of such Agent. 9.3 Right to Deduct and No Gross Up by Agents Any payment by an Agent under this Agreement will be made without any deduction or withholding for or on account of any Taxes unless such deduction or withholding is required by any Applicable Law. Each of the Issuer and the Guarantors acknowledges and agrees that an Agent may debit any amount available in any balance held for the Issuer or the A45669935/0.43/23 Sep 2021 16 Guarantors and apply such amount in satisfaction of Taxes. The Agent will timely pay the full amount debited or withheld to the relevant Authority in accordance with the relevant Applicable Law. If any Taxes become payable with respect to any prior credit to the Issuer or the Guarantors by any Agent, the Issuer and the Guarantors acknowledge that the Agent may debit any balance held for it in satisfaction of such prior Taxes. Each of the Issuer or the Guarantors shall remain liable for any deficiency and agrees that it shall pay any such deficiency upon notice from an Agent or any Authority. If Taxes are paid by an Agent or any of its affiliates, the Issuer, failing whom the Guarantors agrees that it shall promptly reimburse the Agent for such payment to the extent not covered by withholding from any payment or debited from any balance held for it. If an Agent is required to make a deduction or withholding referred to above, it will not pay an additional amount in respect of that deduction or withholding to the Issuer or the Guarantors. 10 Indemnities and undertakings 10.1 Indemnity in favor of the Agents The Issuer and the Guarantors shall jointly and severally indemnify each Agent, its officers and its employees, upon presentation of duly documented evidence, against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, reasonable legal fees and expenses and any applicable value added tax) which it incurs otherwise than by reason of its own negligence or willful misconduct, as a result or arising out of or in relation to its acting as the agent of the Issuer or the Guarantors, as applicable, in relation to the Notes. The Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Noteholders pursuant to this Agreement in the absence of such indemnity satisfactory to it. This provision shall survive the termination of this Agreement, the resignation or removal of the Agents and the payment in full of all obligations under the Notes, whether by redemption, repayment or otherwise. 10.2 Undertakings in favor of the Agents The Issuer and the Guarantors will use all reasonable endeavors to provide to the Agents: (a) all documentation and other information required by any Agent from time to time to comply with any Applicable Law upon request by such Agent; and (b) notification in writing within 30 days of any change that affects the Issuer’s or the Guarantors’ tax status pursuant to any Applicable Law or, if the Issuer or the Guarantors become aware of such change only after such 30 day period, as soon as practicable thereafter. It shall be the sole responsibility of the Issuer or the Guarantors (as applicable) to determine whether a deduction or withholding is or will be required from any payment to be made in respect of the Notes or otherwise in connection with this Agreement and to procure that such deduction or withholding is made in a timely manner to the appropriate Authorities and the Issuer or the Guarantors (as applicable) shall promptly notify the Paying Agent upon determining or becoming aware of such requirement. The Issuer or the Guarantors shall notify the Paying Agent a minimum 5 Business Days prior to the date on which any payment for which a deduction or withholding is required of (i) the amount of such deduction or withholding and (ii) the relevant Authorities to whom such amount should be paid. The Issuer A45669935/0.43/23 Sep 2021 17 or the Guarantors shall provide the Paying Agent with all information required for the Paying Agent to be able to make such payment. 11 Changes in Agents 11.1 Appointment and Termination In relation to any series of Notes, the Issuer and the Guarantors may at any time appoint additional Paying Agents or Transfer Agents in accordance with Clause 11.6 (Additional and successor agents) and/or terminate the appointment of any Agent by giving to the Fiscal Agent and that Agent at least 60 days’ notice to that effect, which notice shall expire at least 30 days before or after any due date for payment in respect of the Notes of that series. Upon any letter of appointment being executed by or on behalf of the Issuer, the Guarantors and any person appointed as an Agent, such person shall become a party to this Agreement as if originally named in it and shall act as such Agent in respect of that or those series of Notes in respect of which it is appointed. 11.2 Resignation Subject to clause 11.3 (Condition to Resignation and Termination), in relation to any series of Notes, any Agent may resign its appointment at any time by giving the Issuer, the Guarantors and the Fiscal Agent (if the resigning Agent is any Agent other that the Fiscal Agent) at least 60 days’ notice to that effect (with such notice, in the case of the resignation of the Fiscal Agent, to be delivered solely to the Issuer and Guarantors), which notice shall expire at least 30 days before or after any due date for payment in respect of the Notes of that series. 11.3 Condition to Resignation and Termination (a) No resignation pursuant to Clause 11.2 (Resignation) or termination of the appointment of the Fiscal Agent, Paying Agent, Transfer Agent or Registrar (except as provided in Clause 11.5 (Automatic Termination)) shall take effect until (i) a new Fiscal Agent or, as the case may be, Paying Agent, Transfer Agent or Registrar has been appointed in accordance with Clause 11.6 (Additional and successor agents) or Clause 11.7 (Agents may appoint successors), and no resignation or termination of the appointment of a Paying Agent or Transfer Agent shall take effect if there would not then be Paying Agents or Transfer Agents as required by the Terms and Conditions, provided that if the Issuer and the Guarantors fail to appoint a successor, the Agent may, following consultation with the Issuer as is practicable in the circumstances at the expense of the Issuer, petition a court of competent jurisdiction for the appointment of a successor Agent, and the successor Agent shall acquire and become subject to the same rights and obligations as if it had entered into an agreement in the form mutatis mutandis of this Agreement and (ii) notice of such appointment has been given to the Noteholders; and (b) In the case of a resignation pursuant to Clause 11.2 (Resignation), if such resignation would otherwise take effect less than 60 days before or after the maturity date or other date for redemption of the Notes or any interest payment date in relation to the Notes, such resignation shall not take effect until the thirtieth day following such date. 11.4 Change of Office

A45669935/0.43/23 Sep 2021 18 If an Agent changes the address of its specified office in a city it shall give the Issuer, the Guarantors and the Fiscal Agent at least 60 days’ notice of the change, giving the new address and the date on which the change is to take effect. 11.5 Automatic Termination The appointment of the Fiscal Agent shall forthwith terminate if the Fiscal Agent becomes incapable of acting, is adjudged bankrupt or insolvent, files a voluntary petition in bankruptcy, makes an assignment for the benefit of its creditors, consents to the appointment of a receiver, administrator or other similar official of all or a substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for the insolvency, winding-up or dissolution of the Fiscal Agent, a receiver, administrator or other similar official of the Fiscal Agent or all or a substantial part of its property is appointed, a court order is entered approving a petition filed by or against it under applicable bankruptcy or insolvency law, or a public officer takes charge or control of the Fiscal Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation. 11.6 Additional and successor agents The Issuer or either Guarantor may appoint a successor Registrar or Fiscal Agent (which shall be a bank or trust company) and additional or successor transfer agents or paying agents and shall forthwith give notice of any such appointment to the continuing Agents, the Noteholders, and upon any letter of appointment being executed by or on behalf of the Issuer, the Guarantors and any person appointed as an Agent, the Issuer, the Guarantors, the continuing Agents, and the additional or successor registrar, principal paying agent, transfer agent or paying agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement. 11.7 Agents may appoint successors If the Fiscal Agent, Paying Agent, Transfer Agent or Registrar gives notice of its resignation in accordance with Clause 11.2 (Resignation) and by the tenth day before the expiry of such notice a successor has not been duly appointed by the Issuer or Guarantors in accordance with Clause 11.6 (Additional and successor agents), the resigning Agent may itself, following such consultation with the Issuer as is practicable in the circumstances, appoint as its successor any reputable and experienced financial institution and give notice of such appointment to the Issuer, the remaining Agents and the Noteholders, whereupon the Issuer, the remaining Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement. 11.8 Delivery of Records If the Fiscal Agent or Registrar resigns or its appointment is terminated, the Fiscal Agent shall on the date on which the resignation or termination takes effect pay to the new Fiscal Agent any amount held by it for payment in respect of the Notes and the Fiscal Agent or Registrar, as the case may be, shall deliver to the new Fiscal Agent or Registrar the records kept by it and all documents and forms held by it pursuant to this Agreement. 11.9 Successor Corporations A45669935/0.43/23 Sep 2021 19 A corporation into which an Agent is merged or converted or with which it is consolidated or that results from a merger, conversion or consolidation to which it is a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement without further formality. The Agent concerned shall forthwith notify such an event to the other parties to this Agreement. 11.10 Notices The Fiscal Agent, at the Issuer’s expense, shall give Noteholders at least 30 days’ notice of any proposed appointment, termination, resignation or change under Clauses 11.1 to 11.4 of which it is aware and, as soon as practicable, notice of any succession under Clause 11.7 of which it is aware. The Issuer shall give Noteholders, as soon as practicable, notice of any termination under Clause 11.5 of which it is aware. 12 Notices 12.1 Addresses for Notices All notices and communications hereunder shall be made in writing, in English (by letter or facsimile) and shall be sent as follows: (a) if to the Issuer, to it at: Oosterdoksstraat 80 1011 DK Amsterdam The Netherlands (b) if to the Guarantors, to them respectively at: Oosterdoksstraat 80 1011 DK Amsterdam The Netherlands (c) if to the Fiscal Agent, Paying Agent, Transfer Agent and Registrar, to it at: 60 Wall Street, 24th Floor MS NYC60-2405 New York, New York 10005 United States Attn: Corporates Team Deal Manger-JDE Peets SF5984 (d) if to an Agent not originally a party hereto, to it at the address or facsimile number specified by notice to the parties hereto at the time of its appointment for the attention of the person or department specified therein; (e) or, in any case, to such other address or facsimile number or for the attention of such other person or department as the addressee has by prior notice to the sender specified for that purpose. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Agreement, the Notes, the Guarantee and all other matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Agreement, the Notes, the Guarantee or any instrument, agreement A45669935/0.43/23 Sep 2021 20 or document necessary for the consummation of the transactions contemplated by this Agreement or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third-party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Agents act on any Executed Documentation sent by electronic transmission, the Agents will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Agents shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Agents acting on unauthorized instructions and the risk of interception and misuse by third parties. 12.2 Effectiveness Every notice or communication sent in accordance with Clause 12.1 (Addresses for Notices) shall be effective when delivered, provided, however, that any such notice or communication which would otherwise take effect after 4:00 p.m. Local Time on any particular day shall not take effect until 10:00 a.m. Local Time on the immediately succeeding Business Day in the place of the addressee. 12.3 Notices to Noteholders At the request, direction and expense of the Issuer, failing whom the Guarantors, any notice required to be given to Noteholders under this Agreement shall be given in accordance with the Section 14 (Notices) of the Terms and Conditions. While the Notes are held through the clearing systems, a notice will be deemed to have been given to holders if such notice is sent to the clearing systems for publication to the Noteholders. 13 General 13.1 No Agency or Trust In acting under this Agreement, the Agents shall have no obligation towards or relationship of agency or trust with the holder of any Noteholder. 13.2 Holder to be treated as Owner Except as otherwise required by law, each Agent shall treat any Noteholder as its absolute owner as provided in the Conditions and shall not be liable for doing so. 13.3 No Lien A45669935/0.43/23 Sep 2021 21 No Agent shall exercise any lien, right of set-off or similar claim against any holder of a Note or Coupon in respect of moneys payable by it under this Agreement. 13.4 Taking of Advice Each Agent may, acting reasonably, consult on any legal matter any legal adviser selected by it (at the expense of the Issuer or the Guarantors (in the case of the Guarantors, jointly and severally)), who may be an employee of or adviser to the Issuer or the Guarantors, and it shall not be liable in respect of anything done, or omitted to be done, relating to that matter in good faith in accordance with that adviser’s opinion. Failure to consult such advisers on any matter shall not be construed as evidence of any Agent not acting in good faith. 13.5 Reliance on Documents etc. No Agent shall be liable in respect of anything done or suffered by it in reliance on a Note, Certificate or other document or information from any electronic or other source reasonably believed by it to be genuine and to have been signed or otherwise given or disseminated by the proper parties. 13.6 Other Relationships Any Agent and any other person, whether or not acting for itself, may acquire, hold or dispose of any Note or other security (or any interest therein) of the Issuer, the Guarantors or any other person, may enter into or be interested in any contract or transaction with any such person, and may act on, or as depositary, trustee or agent for, any committee or body of holders of securities of any such person, in each case with the same rights as it would have had if that Agent were not an Agent and need not account for any profit. 13.7 List of Authorized Persons Each of the Issuer and the Guarantors shall provide the Fiscal Agent for itself and for delivery to each other Agent with a copy of the certified list of persons authorized to take action on behalf of the Issuer or the Guarantors, as the case may be, in connection with this Agreement and shall notify the Fiscal Agent and each other Agent immediately in writing if any of such persons ceases to be so authorized or if any additional person becomes so authorized. Unless and until notified of any such change, each Agent may rely on the certificate(s) most recently delivered to it and all instructions given in accordance with such certificate(s) shall be binding on the Issuer and the Guarantors. 13.8 Taking Action No Agent shall be obliged to take action which it reasonably believes will incur a cost for which it will not be reimbursed, except for costs which are for the account of the Agent. The Agent shall forthwith notify the Issuer and the Guarantors in writing if the Agent decides not to act on the basis of this Clause 13.8. 13.9 Sanctions None of the Issuer nor any Group Company, nor any of their respective directors or officers, nor to the best of the knowledge and belief of the Issuer any employees, agents or affiliates of the Issuer or any Group Company (i) is a person with whom transactions are currently prohibited under any United States sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) or any sanctions or measures imposed by the United Nations Security Council, the European Union or, to the extent applicable, Her Majesty’s Treasury (collectively, the “Sanctions”), (ii) is located, organized or resident in a

A45669935/0.43/23 Sep 2021 22 country or territory that is the subject of Sanctions, or (iii) has business or financial dealings with any person on OFAC’s Specially Designated Nationals and Blocked Persons List or an equivalent list relating to Sanctions, and the Issuer will not directly or indirectly use the proceeds from any offering of Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions. 13.10 Anti-Boycott The Sanctions-related representations and warranties are requested by Deutsche Bank only if and to the extent that they do not result in a violation of the Council Regulation (EC) No. 2271/96 of 22 November 1996, section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung - AWV) or any other applicable anti-boycott or similar laws or regulations. 13.11 Blocking Laws No provision of Clause 13.9 shall apply to any person if and to the extent that it is or would be unenforceable by or in respect of that person by reason of breach of any provision of Council Regulation (EC) No 2271/96 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom), or any applicable anti-boycott law or regulation applicable in the United Kingdom. 13.12 Know Your Customer If (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; or (ii) any change in the status of the Issuer or any Guarantors or the composition of the shareholders of the Issuer after the date of this Agreement, obliges the Agents to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Issuer or the relevant Guarantors shall promptly upon the request of the Agents supply or procure the supply of such documentation and other evidence as is reasonably requested by the Agents in order for the Agents to carry out and be satisfied that it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Agents. Accordingly, each of the parties to this Agreement agree to provide to the Agents, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Agents to comply with Applicable Law. 13.13 Illegality Notwithstanding anything else herein contained, each Agent may refrain, without liability, from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to the United States of America or any jurisdiction forming part of it, England and Wales and the Netherlands) or any directive or regulation of any agency of any such states or jurisdiction and may, without liability, do anything which is, in its opinion, necessary to comply with any such law, directive or regulation. The Agent shall A45669935/0.43/23 Sep 2021 23 forthwith notify the Issuer and the Guarantors in writing if the Agent decides not to act on the basis of this Clause 13.13. 14 Governing law and jurisdiction 14.1 Governing law This Agreement (and any non-contractual obligations arising out of or in connection with it) shall be governed by, and shall be construed in accordance with, the laws of the State of New York. EACH OF THE PARTIES HERETO AND THE NOTEHOLDERS BY ACCEPTANCE OF THE NOTES AND THE AGENTS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY. 14.2 Jurisdiction Each party irrevocably consents and agrees that any legal action, suit or proceeding against it with respect to its obligations or liabilities under the Notes or the Guarantee, as the case may be, arising out of or in connection with this Agreement or the Notes may be brought in the courts of the State of New York or the courts of the United States of America located in the Borough of Manhattan, The City of New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues. This submission shall not limit the right of any party to take proceedings in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdiction preclude the taking of proceedings in any other jurisdiction (whether concurrently or not). 14.3 Agent for service of process The Issuer and the Guarantors hereby designate, appoint, and empower Peet’s Coffee (the “Process Agent”), with registered offices on the date hereof at c/o Registered Agent Solutions, Inc., 7228 Hanover Green Drive, Mechanicsville, Virginia, 23111 (USA) as their designee, appointee and agent to receive, accept and acknowledge for and on their behalf, and their properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding in connection with the Notes or the Guarantee brought in any United States or State court located in the Borough of Manhattan, The City of New York, which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Issuer and the Guarantors agree to designate a new designee, appointee and agent in the United States on the terms and for the purposes of this clause. The Issuer and the Guarantors further hereby irrevocably consent and agree to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the relevant agent for service of process referred to in this clause (whether the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the Issuer and the Guarantors at their addresses specified in or designated pursuant to this Agreement. The Issuer and the Guarantors agree that the failure of any such designee, appointee and agent to give any notice of such service to either the Issuer or the Guarantors shall not impair A45669935/0.43/23 Sep 2021 24 or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. The parties hereby irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the United States Federal courts located in the Borough of Manhattan, The City of New York or the courts of the State of New York located in the Borough of Manhattan, The City of New York and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. 15 Modifications 15.1 Meeting of the Noteholders 15.1.1 The Issuer or the holders of not less than a majority in aggregate principal amount of the then outstanding 2024 Notes, 2027 Notes and 2031 Notes, as the case may be, may request the Fiscal Agent to call a meeting of Noteholders of such series of Notes for the purpose of obtaining a waiver of any covenant or condition or take any action set forth in Section 11(b) (With Consent of Noteholders) of the Terms and Conditions or Clause 15.2 (Effect of supplemental agreements) below. Upon a request made in writing by the Issuer or such percentage of noteholders, the Fiscal Agent shall call the meeting for such purpose such meeting to be held at such time and at such place as the Issuer shall determine, and shall specify such time and place in a notice of such meeting furnished to the Noteholders. 15.1.2 Notwithstanding any other provision of this Agreement to the contrary, the Noteholders of the relevant requisite aggregate principal amount of the Notes of either series may also take action by written consent or in accordance with the applicable procedures of DTC in lieu of meetings. 15.2 Effect of supplemental agreements Subject to the terms of this Clause 15 (Modifications) and Section 11 (Modification and Waiver) of the Terms and Conditions in Schedule 2, Schedule 3 and Schedule 4, respectively, the Issuer, the Guarantors and the Fiscal Agent may enter into an agreement or agreements supplemental hereto without notice to or the consent of the holders of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders under this Agreement in any manner which the Issuer, the Guarantors and the Fiscal Agent mutually deem necessary or desirable so long as any such change does not, and will not, in the good faith determination of the Issuer and the Guarantors, adversely affect the rights or interest of the Noteholders, including but not limited to amendments specified in Section 11(a) (Without Consent of Noteholders) of the Terms and Conditions and amendments as to correct a manifest error or modifications that are formal, minor or technical in nature. Upon the execution of any supplemental agreement under this Clause 15.2 (Effect of supplemental agreements), this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Noteholder of the applicable series of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. The Fiscal Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Fiscal Agent's own rights, A45669935/0.43/23 Sep 2021 25 duties or immunities under this Agreement or otherwise. If the Issuer shall so determine, new Notes of such series, modified so as to conform, in the opinion of the Fiscal Agent, the Issuer and the Guarantors, to any such supplemental agreement may be prepared and executed by the Issuer and authenticated and delivered by the Fiscal Agent in exchange for the existing Notes of such series. In executing or accepting the additional obligations created by any supplemental agreement permitted by this clause or the modifications thereby of the obligations created by this Agreement, the Fiscal Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel and an officer's certificate stating that the execution of such supplemental agreement is authorized or permitted by this Agreement. 16 No security interest Nothing in this Agreement or in the Notes, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Issuer or the Guarantors or any of their respective subsidiaries is or may be located. 17 Force majeure The Agents shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Agents (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, epidemic, pandemic, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility). 18 Entire agreement (a) This Agreement contains the whole agreement between the parties relating to the subject matter of this Agreement at the date of this Agreement to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the parties in relation to the matters dealt with in this Agreement. (b) Each party acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into it. (c) In Clauses 18(a) and (b) above, “this Agreement” includes any fee letters and all documents entered into pursuant to this Agreement.

Schedule 1 Form of Guarantee For value received, the undersigned and their respective successors and assigns under the Fiscal and Paying Agency Agreement, jointly and severally, (the “Guarantors” and each a “Guarantor”), hereby irrevocably, absolutely and unconditionally guarantee, subject to the subsequent paragraph hereof, as principal and not merely as a surety, to the registered holder of the Note (the “holder”) to which this Guarantee is affixed, the due and punctual payment of all sums (including, without limitation, Additional Amounts) expressed to be payable by the Issuer under such Note, when and as the same shall become due and payable, whether at the Maturity Date or upon redemption, upon declaration of acceleration or otherwise, according to the terms of such Note and of the Fiscal and Paying Agency Agreement. In case of default by the Issuer in the payment of any such principal or any premium or interest (together with any Additional Amounts and other amounts payable pursuant to the terms of such Note, including, without limitation, any redemption payments referred to therein) or any such other amounts payable by the Issuer to the holder pursuant to the Fiscal and Paying Agency Agreement, each Guarantor agrees to and shall duly and punctually pay the same, as if such payments were made by the Issuer. This Guarantee (but not any payment obligation hereunder which has already become due and payable) will be automatically and unconditionally released with respect to a Guarantor (and thereupon shall terminate and be discharged and be of no further force and effect) at any time when such Guarantor is no longer a guarantor under the Facilities (as such term is defined in the Note). Each Guarantor hereby agrees that its obligations hereunder shall be absolute, unconditional and enforceable irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of the Note to which this Guarantee is affixed or the Fiscal and Paying Agency Agreement, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Issuer with respect thereto by the holder of such Note or the Agent, or any other circumstance which may otherwise constitute a legal or equitable defense or discharge of a surety or guarantor. Each Guarantor hereby agrees that this Guarantee shall be enforceable without any demand, suit or proceeding first against the Issuer. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy or proceeding of similar effect of the Issuer, any right to require a demand, suit or proceeding first against the Issuer, protest or notice with respect to such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal thereof and interest (together with any Additional Amounts and other amounts payable pursuant to the terms of the Note to which this Guarantee is affixed, including without limitation any redemption payments referred to therein) due thereon and any other amounts payable by the Issuer pursuant to the Fiscal and Paying Agency Agreement. This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets and shall, to the fullest extent permitted by law, continue to be effective or be reinstated as the case may be, if at any time payment and performance of the Note to which this Guarantee is affixed is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Note whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. If at any time any amount paid under the Note to which this Guarantee is affixed is rescinded or must otherwise be restored, the rights of the holder of such Note under this Guarantee will be reinstated with respect to such payments as though such payments had not been made. All payments pursuant to this Guarantee shall be made in freely transferable U.S. Dollars regardless of any law, rule, regulation or statute, whether now or hereafter in existence or in effect in any jurisdiction, which affects or purports to affect any such payment obligations. Each Guarantor, for so long as it shall not have fully satisfied its obligations under this Guarantee, irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making payment hereunder, (i) to be subrogated to the rights of the holder of the Note to which this Guarantee is affixed against the Issuer with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Issuer in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other obligor with respect to such payment. The obligations of each Guarantor to the holder of the Note to which this Guarantee relates are subject to the further provisions set forth in Section 5 (Guarantee and Status), Section 6 (Negative Pledge), Section 7.3 (Early Redemption for Tax Reasons), Section 10 (Discharge and Defeasance), Section 11 (Modification and Waiver) and Section 12 (Issuer Substitution) of the Terms and Conditions set out on the reverse of the Note to which this Guarantee is affixed, each of which sections is incorporated mutatis mutandis by reference herein. This Guarantee shall not be valid or become obligatory for any purpose with respect to the Note to which it is affixed until the certificate of authentication on such Note shall have been signed by the Registrar. This Guarantee may be accepted, executed or agreed to through the use of electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. All terms used in this Guarantee which are defined in the Fiscal and Paying Agency Agreement referred to in the Note to which this Guarantee is affixed or in such Note, including in the Terms and Conditions set out on the reverse thereof, shall have the meaning assigned to them in such Fiscal and Paying Agency Agreement or in such Note, as applicable. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF). Each Guarantor has irrevocably submitted to the non-exclusive jurisdiction of the courts of the State of New York or the courts of the United States of America located in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to the Fiscal and Paying Agency Agreement, the Note or this Guarantee. Each Guarantor has appointed Peet’s Coffee, Inc. as its agent upon whom process must be served in any such suit, action or proceeding. IN WITNESS WHEREOF, the Guarantors have caused this Guarantee to be duly executed. JACOBS DOUWE EGBERTS International B.V. By Name: Title: Peet’s Coffee, Inc. By Name: Title: Schedule 3 Terms and Conditions of the 2027 Notes A45669935/0.43/23 Sep 2021 30

4840-6278-3995 v.2 Terms and Conditions of the 2027 Notes 1 Definitions Additional Amounts has the meaning set forth in Section 8 Adjusted EBIT has the meaning set forth in Section 6(b)(ii) Business Day has the meaning set forth in Section 1(b) Capital Markets Indebtedness has the meaning set forth in Section 6(b)(i) Change of Control has the meaning set forth in Section 7.2(b)(i) Change of Control Period has the meaning set forth in Section 7.2(g)(i) Change of Control Put Date has the meaning set forth in Section 7.2(d) Change of Control Put Event has the meaning set forth in Section 7.2(b) Change of Control Put Event Notice has the meaning set forth in Section 7.2(c) Change of Control Put Notice has the meaning set forth in Section 7.2(d) Change of Control Put Option has the meaning set forth in Section 7.2(a) Change of Control Put Period has the meaning set forth in Section 7.2(d) Code has the meaning set forth in Section 8 Comparable Treasury Issue has the meaning set forth in Section 7.1(b)(i) Comparable Treasury Price has the meaning set forth in Section 7.1(b)(ii) DTC has the meaning set forth in Section 2(d) Events of Default has the meaning set forth in Section 9(a) Facilities has the meaning set forth in Section 5(c) Fiscal Agent has the meaning set forth in Section 1(a) Fiscal and Paying Agency Agreement has the meaning set forth in Section 1(a) Fiscal and Paying Agent has the meaning set forth in Section 1(a) Fitch has the meaning set forth in Section 7.2(g)(ii) Further Issue has the meaning set forth in Section 4(a) Global Notes has the meaning set forth in Section 3 Government Obligations has the meaning set forth in Section 10 Guarantees has the meaning set forth in Section 5(a) Guarantors has the meaning set forth in Section 1(a) Holder has the meaning set forth in Section 1(b) Independent Investment Banker has the meaning set forth in Section 7.1(b)(iii) Investment Grade Rating has the meaning set forth in Section 7.2(b)(ii)(A) interest has the meaning set forth in Section 8 A45671192 2 4840-6278-3995 v.2 Interest Payment Date has the meaning set forth in Section 2(b) Issue Date has the meaning set forth in Section 1(a) Issuer has the meaning set forth in Section 1(a) JDE International has the meaning set forth in Section 1(a) Maturity Date has the meaning set forth in Section 2(a) Material Subsidiary has the meaning set forth in Section 6(b)(ii) Moody’s has the meaning set forth in Section 7.2(g)(ii) Noteholder has the meaning set forth in Section 1(b) Notes has the meaning set forth in Section 1(a) Par Call Redemption Date has the meaning set forth in Section 7.1(b)(iv) Paying Agent has the meaning set forth in Section 1(a) Peet’s Coffee has the meaning set forth in Section 1(a) person has the meaning set forth in Section 1(b) Premium has the meaning set forth in Section 7.1(b)(v) principal has the meaning set forth in Section 8 Primary Treasury Dealer has the meaning set forth in Section 7(b)(vi) Qualified Institutional Buyers or QIBs has the meaning set forth in Section 13 Rating Agency has the meaning set forth in Section 7.2(g)(ii) Record Date has the meaning set forth in Section 2(b) Redemption Date has the meaning set forth in Section 7.1(b)(v) Reference Treasury Dealer has the meaning set forth in Section 7.1(b)(vi) Reference Treasury Dealer Quotation has the meaning set forth in Section 7.1(b)(vii) Registered Holder has the meaning set forth in Section 1(b) Registrar has the meaning set forth in Section 1(a) Regulation S Notes has the meaning set forth in Section 13 Relevant Announcement Date has the meaning set forth in Section 7.2(b)(ii) Relevant Date has the meaning set forth in Section 8 Relevant Jurisdiction has the meaning set forth in Section 7.3(b) Relevant Potential Change of Control Announcement has the meaning set forth in Section 7.2(g)(iii) Remaining Scheduled Payments has the meaning set forth in Section 7.1(b)(viii) Rule 144A Notes has the meaning set forth in Section 13 S&P has the meaning set forth in Section 7.2(g)(ii) Substituted Debtor has the meaning set forth in Section 12(a) Substitution Documents has the meaning set forth in Section 12(a) A45671192 3 4840-6278-3995 v.2 Transfer Agent has the meaning set forth in Section 1(a) Treasury Rate has the meaning set forth in Section 7.1(b)(ix) Trust Indenture Act has the meaning set forth in Section 1(a) U.S. Subsidiary has the meaning set forth in Section 8 1 General (a) The U.S.$750,000,000 1.375% Notes due 2027 (the “Notes”), will be issued on or about September 24, 2021 (the “Issue Date”) in registered form and treated as a separate series of debt securities under a fiscal and paying agency agreement dated as of September 24, 2021 (the “Fiscal and Paying Agency Agreement”), between JDE Peet’s N.V. (“JDE Peet’s” and, in its capacity as issuer, the “Issuer”, which term shall include any Substituted Debtor hereunder following the execution of the Substitution Documents as referred to in Section 12(a)), JACOBS DOUWE EGBERTS International B.V. (“JDE International”) and Peet’s Coffee, Inc. (“Peet’s Coffee”, and together with JDE International, the “Guarantors”, which term shall include any Guarantor added (including JDE Peet’s following the execution of the Substitution Documents as referred to in Section 12(a)) and shall exclude any Guarantor released, in each case, in accordance with Section 5(c)) and Deutsche Bank Trust Company Americas as fiscal agent, paying agent, transfer agent and registrar (referred to in each such several capacities as the “Fiscal and Paying Agent”, the “Fiscal Agent”, the “Paying Agent”, the “Transfer Agent” and the “Registrar”). The Fiscal and Paying Agency Agreement will not be qualified under the U.S. Trust Indenture Act of 1939 (the “Trust Indenture Act”) and will not incorporate by reference the provisions of the Trust Indenture Act. Consequently, the holders of Notes generally will not be entitled to the protections provided under the Trust Indenture Act to holders of debt securities issued under a qualified indenture. (b) The terms “holder”, “Noteholder” and other similar terms refer to a “registered holder” of Notes, and not to a beneficial owner of a book-entry interest in any Notes, unless the context otherwise clearly requires. A “Business Day” refers to any day which is not, in London, Amsterdam or New York City, or any other place of payment, a Saturday, Sunday, legal holiday or a day on which banking institutions are authorized or obligated by law or regulation to close, and a “person” refers to any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof. 2 Principal, Maturity and Interest (a) The Notes are initially issuable in an aggregate principal amount of U.S.$750,000,000 and will mature on January 15, 2027 (the “Maturity Date”). (b) The Notes will bear interest at a rate of 1.375% per annum from the Issue Date or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrears on January 15 and July 15, commencing on January 15, 2022 (each, an “Interest Payment Date”) until the Maturity Date, to the person in whose name the Note is registered at the close of business on December 31 and June 30, whether or not a Business Day, as defined below (a “Record Date”), notwithstanding any transfer or exchange of such Notes subsequent to the Record Date and prior to such Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months or in the case of an incomplete month, the exact number of days elapsed. (c) If the day on which any interest payment, principal payment or payment of Additional Amounts is to be made is not a Business Day, that interest payment, principal payment or Additional Amounts A45671192 4 4840-6278-3995 v.2 payment will be postponed to the following day that is a Business Day, and no further interest or other amounts will be paid or be payable in connection therewith. (d) The rights of holders of beneficial interests in the Notes to receive the payments of interest on the Notes are subject to applicable procedures of the book-entry depositary and The Depository Trust Company (“DTC”), as applicable. 3 Form and Denomination The Notes will be issued in fully registered form and only in minimum denominations of U.S.$150,000 and integral multiples of U.S.$1,000 in excess thereof. The Notes will be represented by global notes (“Global Notes”) registered in the name of the DTC or in the name of its nominee. 4 Further Issues (a) The aggregate principal amount of Notes issuable under the Fiscal and Paying Agency Agreement is unlimited. The Issuer may, from time to time, without notice to or the consent of the holders of the Notes, “reopen” the Notes and create and issue additional notes having identical terms and conditions as the Notes (or in all respects except for the issue date, issue price, the payment of interest accruing prior to the issue date of such additional notes and/or the first payment of interest following the issue date of such additional notes) so that the additional notes may be consolidated and form a single series of notes with the Notes (a “Further Issue”). (b) The Issuer will not issue any additional notes that have the same CUSIP, ISIN or other identifying number as the outstanding Notes unless the additional notes are issued (i) with not more than a de minimis amount of original issue discount for U.S. federal income tax purposes or (ii) in a “qualified reopening” for U.S. federal income tax purposes. 5 Guarantee and Status (a) Guarantees: Each of the Guarantors has unconditionally and irrevocably guaranteed (subject to the provisions of Section 5(c) below) the due payment of all sums expressed to be payable by the Issuer under the Notes. Its obligations in that respect (each a “Guarantee”, and together the “Guarantees”) are contained in the Guarantee. (b) Status of Notes and Guarantees: The Notes constitute (subject to Section 6) unsecured obligations of the Issuer and shall at all times rank pari passu and without any preference among themselves. The payment obligations of the Issuer under the Notes and of the Guarantors under the Guarantees shall, save for such exceptions as may be provided by applicable legislation and subject to Section 6, at all times rank at least equally with all other unsecured and unsubordinated indebtedness and monetary obligations of the Issuer and each of the Guarantors respectively, present and future. (c) Release of a Guarantor: Pursuant to its terms, each Guarantee (but not any payment obligation under a Guarantee which has already become due and payable) will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect) at any time when the relevant Guarantor is no longer a guarantor under the Facilities (as defined below), provided that, if under the Facilities, a new guarantee is granted, the Issuer will procure that substantially the same guarantee will also be granted in respect of the obligations under the Notes for the benefit of the Noteholders. “Facilities” means (i) JDE Peet’s’ €1.5 billion revolving credit facility dated 5 March 2021, as amended, restated, modified, extended, renewed and/or supplemented or as refinanced or replaced from time to time, made between, among others, JDE Peet’s, the Guarantors and the Lenders as defined and named therein, and (ii) the JDE Peet’s’ €1.3 billion term loans dated 5 March 2021,

A45671192 5 4840-6278-3995 v.2 as amended, restated, modified, extended, renewed and/or supplemented or as refinanced or replaced from time to time, made between, among others, JDE Peet’s, the Guarantors and the Lenders as defined and named therein. (d) Notice of change of Guarantors: Notice of any release of a Guarantor or any grant of a new guarantee pursuant to Section 4(c) will be given to Noteholders in accordance with Section 14, no later than 14 days after such release or grant, as the case may be. 6 Negative Pledge (a) So long as any Note remains outstanding (as defined in the Fiscal and Paying Agency Agreement) neither the Issuer nor any of the Guarantors will, and each will ensure that none of its Material Subsidiaries will create, or have outstanding, (other than by operation of law) any mortgage, charge, lien, pledge or other security interest, upon the whole or any part of its present or future undertaking, assets or revenues (including any uncalled capital) to secure any Capital Markets Indebtedness or to secure any guarantee or indemnity in respect of any Capital Markets Indebtedness without at the same time or prior thereto according to the Notes either (1) the same security as is created or subsisting to secure any such Capital Markets Indebtedness, guarantee or indemnity or (2) such other security (if any) as shall be approved with the consent of the Noteholders. (b) In these Terms and Conditions: (i) “Capital Markets Indebtedness” means any indebtedness for borrowed money, present or future, of the Issuer, any of the Guarantors in the form of Notes or bond or similar capital markets instruments with an original maturity of more than one year, which can ordinarily be traded on any stock exchange or other recognized securities market; and (ii) “Material Subsidiary” means any entity Controlled by JDE Peet’s the adjusted consolidated earnings before interest and taxes (“Adjusted EBIT”) of which represents 10% or more of JDE Peet’s’ consolidated Adjusted EBIT as reflected in the JDE Peet’s’ most recent annual audited financial statements, provided that, in the case of an entity Controlled by the JDE Peet’s acquired by the JDE Peet’s during or after the financial year shown in the JDE Peet’s’ most recent annual audited financial statements, such calculation shall be made on the basis of the contribution of the entity Controlled by the JDE Peet’s considered on a pro forma basis as if it had been acquired at the beginning of the relevant period, with the pro forma calculation (including any adjustments) being made by the JDE Peet’s acting in good faith. “Control” means (1) the direct or indirect ownership (beneficial or otherwise) of more than 50% of the voting stock of an entity measured by voting power rather than number of shares, or (2) the power to appoint or remove all or the majority of the directors or other equivalent officers of an entity. 7 Early Redemption and Repurchase 7.1 Early Redemption at the Option of the Issuer (a) The Issuer may redeem the Notes, in whole or in part, at the Issuer’s option, at any time and from time to time. If the Issuer elects to redeem the Notes prior to the Par Call Redemption Date, the Issuer will pay a redemption price for the Notes equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the Premium (as defined below). If the Issuer elects to redeem the Notes on or after the Par Call Redemption Date, the Issuer will pay a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date. (b) In connection with such optional redemption the following defined terms apply: A45671192 6 4840-6278-3995 v.2 (i) “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed (assuming that such Notes to be redeemed matured on the Par Call Redemption Date). (ii) “Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for that Redemption Date. (iii) “Independent Investment Banker” means one of the Reference Treasury Dealers (as defined below) appointed by the Issuer to act as the “Independent Investment Banker”. (iv) “Par Call Redemption Date” means the date that is 1 month prior to the Maturity Date. (v) “Premium” means, as determined by the Independent Investment Banker, the sum of the present values of the applicable Remaining Scheduled Payments (as defined below) discounted to the date of redemption (the “Redemption Date”) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed) at the Treasury Rate (as defined below) plus 10 basis points, together with accrued and unpaid interest on the principal amount of the Notes to be redeemed to the Redemption Date. (vi) “Reference Treasury Dealers” means BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and a Primary Treasury Dealer (as defined below) selected by Santander Investment Securities Inc. and their respective successors and one other nationally recognized investment banking firms that are Primary Treasury Dealers selected by the Issuer; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer. (vii) “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that Redemption Date. (viii) “Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due (assuming for this purpose that the Notes matured on the Par Call Redemption Date) after the related Redemption Date but for such redemption; provided, however, that if that Redemption Date is not an Interest Payment Date with respect to such Notes, the amount of the next succeeding scheduled interest payment thereon will be deemed reduced by the amount of interest accrued thereon to that Redemption Date. (ix) “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date. (c) Notice of any optional redemption of the Notes will be given in accordance with Section 14 below at least 10 days but not more than 60 days before the Redemption Date to each holder of the Notes to be A45671192 7 4840-6278-3995 v.2 redeemed. Notice of any redemption of Notes may, at the Issuer’s discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a Change of Control). If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the business day immediately preceding the relevant Redemption Date. The Issuer shall notify holders of any such rescission as soon as practicable after it determines that such conditions precedent will not be able to be satisfied or it is not able or willing to waive such conditions precedent. Once notice of redemption is given, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the Notes called for redemption will become due and payable on the Redemption Date and at the price set out in Section 7.1(a). 7.2 Change of Control Put Option (a) If a Change of Control Put Event (as defined below) occurs, a Noteholder will have the option (a “Change of Control Put Option”) (unless prior to the giving of the relevant Change of Control Put Event Notice (as defined below) the Issuer has given notice of redemption under Section 7.1 above or Section 7.3 below) to require the Issuer to redeem or, at the Issuer’s option, purchase (or procure the purchase of) that Note on the Change of Control Put Date (as defined below) at its 101% of its principal amount, together with interest accrued to the date fixed for redemption. (b) A “Change of Control Put Event” will be deemed to occur if: (i) any person or any persons acting in concert, other than a holding company whose shareholders are or are to be substantially similar to the pre-existing shareholders of the JDE Peet’s and/or any direct or indirect holding company of the JDE Peet’s, shall acquire a controlling interest in (A) more than 50% of the issued or allotted ordinary share capital of the JDE Peet’s or (B) shares in the capital of the JDE Peet’s carrying more than 50% of the voting rights normally exercisable at a general meeting of the Issuer (each such event being, a “Change of Control”); and (ii) on the date (the “Relevant Announcement Date”) that is the earlier of (1) the date of the first public announcement of the relevant Change of Control and (2) the date of the earliest Relevant Potential Change of Control Announcement (if any): (A) the Notes carry an investment grade credit rating (Baa3/BBB-, or their respective equivalents, or better) (an “Investment Grade Rating”) from one or more Rating Agencies (as provided by such Rating Agencies at the invitation of the Issuer) and all such ratings are, within the Change of Control Period, withdrawn or downgraded to a non-investment grade credit rating (Ba1/BB+, or their respective equivalents, or worse), unless within the Change of Control Period at least one such rating is restored to an Investment Grade Rating by a Rating Agency or replaced by an Investment Grade Rating of another Rating Agency, (B) the Notes carry an Investment Grade Rating from none of the Rating Agencies and the Issuer is unable to acquire and maintain an Investment Grade Rating during the Change of Control Period from at least one Rating Agency, and (iii) in making any decision to downgrade or withdraw a credit rating pursuant to paragraph (ii) above or to decline to confer an Investment Grade Rating, the relevant Rating Agency announces publicly or confirms in writing to the Issuer that such decision(s) resulted, in A45671192 8 4840-6278-3995 v.2 whole or in part, from the occurrence of the Change of Control or the Relevant Potential Change of Control Announcement. (c) Promptly upon but in any case no later than five Business Days after the Issuer becoming aware that a Change of Control Put Event has occurred the Issuer shall give notice (a “Change of Control Put Event Notice”) to the Noteholders in accordance with Section 14 specifying the nature of the Change of Control Put Event and the procedure for exercising the Change of Control Put Option. (d) To exercise the Change of Control Put Option, the holder of a Note must deposit the certificate evidencing such Note(s) with the Registrar or any Transfer Agent at its specified office falling within the period (the “Change of Control Put Period”) of 30 days after a Change of Control Put Event Notice is given, accompanied by a duly signed and completed notice of exercise in the form (for the time being current) obtainable from the Registrar or any Transfer Agent within the Change of Control Put Period (a “Change of Control Put Notice”). No Note so deposited and option so exercised may be withdrawn without the prior consent of the Issuer. Payment in respect of any Note so deposited will be made, if the holder duly specified a bank account in the Change of Control Put Notice to which payment is to be made, on the date which is seven days after the expiration of the Change of Control Put Period (the “Change of Control Put Date”) by transfer to that bank account and, in every other case, by cheque mailed to the holder (or to the first named of joint holders) of such Note at its address appearing in the Register. (e) The Issuer shall redeem or purchase (or procure the purchase of) the relevant Notes on the Change of Control Put Date unless previously redeemed (or purchased) and cancelled. (f) If the rating designations employed by any of Moody’s, Fitch or S&P are changed from those which are described in paragraph (ii) of the definition of “Change of Control Put Event” above the Issuer shall determine the rating designations of Moody’s, Fitch or S&P as are most equivalent to the prior rating designations of Moody’s, Fitch or S&P and this Section 7(f) shall be construed accordingly. (g) In this Section 7.2 (i) “Change of Control Period” means the period commencing on the Relevant Announcement Date and ending 180 days after the Change of Control (or such longer period for which the Notes are under consideration (such consideration having been announced publicly within the period ending 180 days after the Change of Control) for rating review or, as the case may be, rating by a Rating Agency, such period not to exceed 60 days after the public announcement of such consideration); (ii) “Rating Agency” means Moody’s Italia S.r.l. (“Moody’s”), Fitch Ratings Ireland Limited (“Fitch”) or S&P Global Ratings Europe Limited (“S&P”) or any of their respective affiliates or successors or, if any of Moody’s. Fitch or S&P ceases to rate the series of debt securities or fails to make a rating of such debt securities publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the U.S Securities Exchange Act of 1934) selected by the Issuer as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be; and (iii) “Relevant Potential Change of Control Announcement” means any public announcement or statement by JDE Peet’s, any actual or potential bidder or any adviser acting on behalf of any actual or potential bidder relating to any potential Change of Control where within 180 days following the date of such announcement or statement, a Change of Control occurs. 7.3 Early Redemption for Tax Reasons

A45671192 9 4840-6278-3995 v.2 (a) The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time on giving not less than 10 nor more than 60 days’ notice to the Noteholders (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount of the Notes to be redeemed (together with interest accrued and unpaid to the date fixed for redemption), if (i) the Issuer (or, if any of the Guarantees were called, a Guarantor) has or will become obliged to pay Additional Amounts (as defined below) as provided or referred to in Section 8 as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction or any political subdivision or any authority thereof or therein having power to tax or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date, and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor, as the case may be) taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 30 days prior to the earliest date on which the Issuer (or the relevant Guarantor, as the case may be) would be obliged to pay such Additional Amounts were a payment in respect of the Notes (or a Guarantee, as the case may be) then be due. Prior to the publication of any notice of redemption pursuant to this Section 7.3(a), the Issuer shall deliver to the Fiscal Agent a certificate signed by an executive director of the Issuer (or the relevant Guarantor, as the case may be) stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and an opinion of independent legal advisers of recognised standing to the effect that the Issuer (or the relevant Guarantor, as the case may be) has or will become obliged to pay such Additional Amounts as a result of such change or amendment. (b) In these Terms and Conditions, “Relevant Jurisdiction” means any jurisdiction in respect of the Issuer, the Guarantors, or any successor thereto is incorporated or tax resident, or any political subdivision or any authority thereof or therein having power to tax to which payments made by the Issuer or any of the Guarantors, as the case may be, of principal and interest on the Notes become generally subject. 7.4 Purchases Each of the Issuer, the Guarantors and their subsidiaries may at any time purchase Notes in the open market or otherwise at any price. 7.5 Cancellation All Notes purchased by or on behalf of the Issuer, any of the Guarantors or any of their subsidiaries may be surrendered for cancellation by surrendering the certificate representing such Notes to the Registrar and, in each case, if so surrendered, shall, together with all Notes redeemed by the Issuer, be cancelled forthwith. Any Notes so surrendered for cancellation may not be reissued or resold and the obligations of the Issuer and the Guarantors in respect of any such Notes shall be discharged. 7.6 General (a) Upon presentation of any Note redeemed in part only, the Issuer will execute and the Fiscal and Paying Agent will authenticate and deliver (or cause to be transferred by book-entry) to, or on, the order of the holder thereof, at the expense of the Issuer, a new Note or Notes, in principal amount equal to the unredeemed portion of the Note so presented. (b) On or before any Redemption Date (as defined above), the Issuer shall deposit with the Fiscal and Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on the Notes to be redeemed on such date. If less than all the Notes are to be redeemed, in the case of a redemption at the Issuer's option in accordance with Section 7.1 above, the Notes to be redeemed A45671192 10 4840-6278-3995 v.2 shall be selected by the Fiscal and Paying Agent in accordance with the rules and procedures of DTC. The redemption price shall be calculated by the Independent Investment Banker and the Issuer, the Guarantor and the Fiscal and Paying Agent shall be entitled to rely on such calculation. (c) On and after any Redemption Date, interest will cease to accrue on the Notes or any portion thereof called for redemption. 8 Taxation All payments of principal and interest by or on behalf of the Issuer or any Guarantor in respect of the Notes or under the Guarantees shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within any Relevant Jurisdiction (“Additional Amounts”), unless such withholding or deduction is required by law. In that event, the Issuer or, as the case may be, the relevant Guarantor shall pay such Additional Amounts as shall result in receipt by the Noteholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such Additional Amounts shall be payable with respect to any Note: (a) Other connection: to, or to a third party on behalf of, a holder who is liable to such taxes, duties, assessments or governmental charges in respect of such Note by reason of his having some connection with any Relevant Jurisdiction other than the mere holding of the Note or (b) Presentation more than 30 days after the Relevant Date: presented (or in respect of which the Certificate representing it is presented) for payment more than 30 days after the Relevant Date except to the extent that the holder of it would have been entitled to such Additional Amounts on presenting it for payment on the thirtieth such day or (c) Dutch Withholding Tax Act 2021: where such deduction or withholding is required to be made pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) or (d) Failure to Provide Documentation: where such deduction or withholding would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the Relevant Jurisdiction of the holder or beneficial owner of the Notes, if and to the extent that the holder or any other person is legally entitled to do so and due and timely compliance is required by statute, by regulation of the Relevant Jurisdiction or any taxing authority therein or by an applicable income tax treaty to which the Relevant Jurisdiction is a party as a precondition to exemption from such deduction or withholding or (e) U.S. Withholding Tax: with respect only to a Substituted Debtor which is a U.S. Subsidiary: (i) Certain Corporations: to, or to a third party on behalf of, a holder who is or has been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes, a foreign tax-exempt organization, or a corporation that has accumulated earnings to avoid U.S. federal income tax or (ii) Ten Percent Shareholders: to, or to a third party on behalf of, a holder who is or has been a “10-percent shareholder”, as defined in Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision, of such Substituted Debtor or (iii) Certain Banks: to, or to a third party on behalf of, a holder who is a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the A45671192 11 4840-6278-3995 v.2 ordinary course of its trade or business, within the meaning of Section 881(c)(3) of the Code or any successor provision. As used in these Terms and Conditions, “Relevant Date” in respect of any Note means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date seven days after that on which notice is duly given to the Noteholders that, upon further presentation of the Note being made in accordance with the Terms and Conditions, such payment will be made, provided that payment is in fact made upon such presentation. References in these Terms and Conditions to (i) “principal” shall be deemed to include any premium payable in respect of the Notes, its principal amount, redemption amount and all other amounts in the nature of principal payable pursuant to Section 7 or any amendment or supplement to it, (ii) “interest” shall be deemed to include all scheduled payments of interest and all other amounts payable pursuant to Section 2 or any amendment or supplement to it and (iii) “principal” and/or “interest” shall be deemed to include any Additional Amounts that may be payable under this Section. References in these Terms and Conditions to “U.S. Subsidiary” means an entity Controlled by JDE Peet’s that is organized under the laws of the United States, any state thereof or the District of Columbia. Notwithstanding any other provision in these Terms and Conditions, in no event will the Issuer or any of the Guarantors be required to pay any Additional Amounts in respect of the Notes for, or on account of, any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, or any official interpretations thereof, or any law implementing an intergovernmental approach thereto. Upon the reasonable request of the Issuer, each beneficial owner of a book-entry interest in any Notes and the Issuer shall use commercially reasonable efforts to complete any procedural formalities necessary for the Issuer and Guarantors to obtain authorization to make payments without (or with a lower rate of) any deduction or withholding for taxes imposed by the United States, provided such beneficial owner is legally entitled to do so. 9 Events of Default (a) If any of the following events (“Events of Default”) occurs, the holder of any Note may give written notice to the Fiscal Agent at its specified office that such Note is immediately repayable, whereupon the principal amount of such Note together (if applicable) with accrued interest to the date of payment shall become immediately due and payable: (i) Non-Payment: default is made (i) for more than 30 days in the payment on the due date of interest or (ii) in the payment on the due date of principal in respect of any of the Notes or (ii) Breach of Other Obligations: the Issuer or any of the Guarantors does not perform or comply with any one or more of its other obligations in the Notes which default is incapable of remedy or is not remedied within 45 days after notice of such default shall have been given to the Fiscal Agent at its specified office by any Noteholder or (iii) Cross-Default: (A) any Capital Markets Indebtedness of the Issuer or any Guarantor or any Material Subsidiary becomes (or becomes capable of being declared) due and payable prior to its stated maturity by reason of any actual or potential default, event of default or the like (howsoever described), or (B) any such Capital Markets Indebtedness is not paid when due or, as the case may be, within any originally applicable grace period, or (C) the Issuer, any Guarantor or any Material Subsidiary fails to pay when due any amount payable A45671192 12 4840-6278-3995 v.2 by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised, provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this paragraph (iii) have occurred equals or exceeds €100,000,000 or its equivalent or (iv) Enforcement Proceedings: an executory attachment (executoriaal beslag) or an interlocutory attachment (conservatoir beslag) is made, or another attachment, distress, execution or other legal process under any law is levied, enforced or sued out on or against any of the property, assets or revenues of the Issuer, any of the Guarantors or any of their respective Material Subsidiaries representing an amount equal to or exceeding €100,000,000 and is not cancelled, withdrawn, discharged or stayed within 90 days or (v) Security Enforced: any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer or any Guarantor or any Material Subsidiary representing an amount equal to or exceeding €100,000,000 becomes enforceable and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, administrative receiver, administrator manager or other similar person) or (vi) Insolvency: suspension of payments (surseance van betaling) or bankruptcy (faillissement) proceedings or similar proceedings under any law are initiated or applied for by the Issuer, any Guarantor or any Material Subsidiary or by a third party in respect of the Issuer, any Guarantor or any Material Subsidiary, and, in the case of a third party application, not discharged within 60 days, or the Issuer, any Guarantor or any Material Subsidiary is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts under any applicable law, stops, suspends or threatens to stop or suspend payment of all or any part of (or of a particular type of) its debts, proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared or comes into effect in respect of or affecting all or any part of (or of a particular type of) the debts of the Issuer, any Guarantor or any Material Subsidiary, or any such measures are officially decreed, under any applicable law or (vii) Winding-up: an order is made or an effective resolution passed for the winding-up, administration, dissolution or liquidation of the Issuer, any Guarantor or any Material Subsidiary, or the Issuer, any Guarantor or any Material Subsidiary shall apply or petition for a winding-up or administration order in respect of itself, in each case except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger, demerger or consolidation (i) on terms approved with the consent of the Noteholders or (ii) in the case of a Guarantor or a Material Subsidiary, under a solvent winding-up pursuant to a shareholders’ resolution or an intra-group reorganization whereby the undertaking and assets of the Guarantor or Material Subsidiary are transferred to or otherwise vested in, and its liabilities are assumed by JDE Peet’s or one or more entities Controlled by JDE Peet’s or (viii) Illegality: it is or will become unlawful for the Issuer or any of the Guarantors to perform or comply with any one or more of its obligations under any of the Notes or the relevant Guarantee, as the case may be or (ix) Guarantee: a Guarantee is not (or is claimed by any of the Guarantors not to be) in full force and effect in accordance with its terms for any reason, except pursuant to these Terms and Conditions or terms of the Guarantee governing the release of the Guarantee or the satisfaction in full of all the obligations thereunder.

A45671192 13 4840-6278-3995 v.2 (b) if an Event of Default occurs and is continuing, then and in each and every such case (other than an Event of Default specified in paragraph (vi) of Section 9 (a) above with respect to the Issuer or any of the Guarantors), unless the principal of the Notes shall have already become due and payable, the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuer, the Guarantors and the Fiscal and Paying Agent, may declare the entire principal amount of the Notes then outstanding and interest accrued and unpaid thereon, if any, to be due and payable. (c) If an Event of Default described in paragraph (vi) of Section 9 (a) above occurs with respect to the Issuer or any of the Guarantor and is continuing, the principal amount of and accrued and unpaid interest on the Notes then outstanding shall become immediately due and payable, without any declaration or other act on the part of the Fiscal and Paying Agent or any holder. Under certain circumstances, the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer, the Guarantor and the Fiscal and Paying Agent, may waive defaults and rescind and annul declarations of acceleration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon. (d) The holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Fiscal and Paying Agent, or exercising any trust or power conferred on the Fiscal and Paying Agent, in respect of such series subject to certain limitations to be specified in the Fiscal and Paying Agency Agreement. 10 Discharge and Defeasance (a) The Issuer and the Guarantors will have the option either (i) to be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Notes and to have satisfied all the obligations under the relevant Guarantee and the Fiscal and Paying Agency Agreement relating to the Notes (except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain paying agencies) on the 91st day after the applicable conditions described below have been satisfied or (ii) to be released from their obligations to comply with certain covenants under the Fiscal and Paying Agency Agreement, and any non-compliance with such covenants and the occurrence of certain events described above under Section 10 will not give rise to any Event of Default under the Notes or the Fiscal and Paying Agency Agreement, at any time after the applicable conditions described below have been satisfied. (b) In order to exercise either defeasance option, the Issuer or the relevant Guarantor must (i) irrevocably deposit with the Fiscal and Paying Agent, money or Government Obligations for the payment of principal of and interest on the outstanding Notes to and including the Redemption Date irrevocably designated by the Issuer or the relevant Guarantor on or prior to the date of deposit of such money or Government Obligations, and (ii) comply with certain other conditions, including delivering to the Fiscal and Paying Agent an opinion of U.S. counsel to the effect that beneficial owners of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the exercise of such defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred and which opinion, in the case of defeasance described in (a) in the preceding paragraph, must state that such opinion is based on a ruling received from or published by the United States Internal Revenue Service or on a change of law after the Issue Date. A45671192 14 4840-6278-3995 v.2 “Government Obligations” as used herein means securities that are (a) direct obligations of the United States for the payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Obligation or a specific payment of principal of or interest on any such Government Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal of or interest on the Government Obligation evidenced by such depositary receipt. 11 Modification and Waiver (a) Without Consent of Noteholders The Issuer, the Guarantors and the Fiscal and Paying Agent may, without notice to or the consent of the holders of the Notes at any time outstanding under the Fiscal and Paying Agency Agreement, from time to time and at any time, enter into a fiscal and paying agency agreement or fiscal and paying agency agreement supplemental thereto: (i) to convey, transfer, assign, mortgage, or pledge to the holders of the Notes or any person acting on their behalf as security for the Notes any property or assets; (ii) to evidence the succession of another person to the Issuer or the Guarantor or successive successions, and the assumption by the successor person(s) of the covenants, agreements and obligations of the Issuer or the Guarantors, as applicable, pursuant to the Fiscal and Paying Agency Agreement; (iii) to add an additional entity as Guarantor of the Notes or co-Issuer of the Notes; (iv) to evidence and provide for the acceptance of appointment of a successor or successors to the Fiscal and Paying Agent and/or the Paying Agent, Transfer Agent and Registrar, as applicable; (v) to add to the covenants of the Issuer or the Guarantors such further covenants, restrictions, conditions or provisions as the Issuer or the Guarantors shall consider to be for the protection of the holders of the Notes issued pursuant to the Fiscal and Paying Agency Agreement, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default under the Notes permitting the enforcement of all or any of the several remedies provided in the Fiscal and Paying Agency Agreement; provided that, in respect of any such additional covenant, restriction, condition or provision, such supplemental fiscal and paying agency agreement may provide for a particular period of grace after default (which may be shorter or longer than that allowed in the case of other defaults) or may limit the remedies available upon such an Event of Default; (vi) to modify the restrictions on, and procedures for, resale and other transfers of the Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally; A45671192 15 4840-6278-3995 v.2 (vii) to cure any ambiguity or to correct or supplement any provision contained in the Fiscal and Paying Agency Agreement which may be defective or inconsistent with any other provision contained therein or to make such other provision in regard to matters or questions arising under the Fiscal and Paying Agency Agreement as the Issuer or the Guarantor or the Fiscal and Paying Agent may deem necessary or desirable and which will not, in the opinion of the Issuer or the Guarantors, adversely affect the rights and interests of the holders of the Notes in any material respect; (viii) to issue an unlimited aggregate principal amount of Notes under the Fiscal and Paying Agency Agreement or to “reopen” the Notes and create and issue additional notes having identical terms and conditions as the Notes (or in all respects except for the issue date, issue price, payment of interest accruing prior to the issue date of such additional notes and/or the first payment of interest following the issue date of such additional notes) so that the additional notes are consolidated and form a single series with the outstanding Notes; and (ix) to modify the Fiscal and Paying Agency Agreement in any other manner which does not adversely affect the terms of the Notes or the rights and interests of the holders thereof. (b) With Consent of Noteholders The Issuer, the Guarantors and the Fiscal and Paying Agent may, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding under the Fiscal and Paying Agency Agreement (including consents obtained in connection with a tender offer or exchange offer for the Notes), from time to time and at any time, enter into a fiscal and paying agency agreement or fiscal and paying agency agreement supplemental thereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Notes or of modifying in any manner the rights and interests of the holders of the Notes; provided, that no such fiscal and paying agency agreement may, without the consent of the holder of each of the Notes so affected: (i) change the stated maturity of the Notes, or the date for payment of any principal of, or installment of interest on, any Note; or (ii) reduce the principal amount of, or the rate or amount of interest on, any Note or Additional Amounts payable with respect thereto or reduce the amount payable thereon in the event of redemption or default; or (iii) change the currency of payment of principal of, or interest on, any Note or Additional Amounts payable with respect thereto; or (iv) change the obligation of the Issuer or the Guarantors to pay Additional Amounts (except as otherwise permitted by such Note); or (v) impair the right to institute suit for the enforcement of any such payment on or with respect to any Note; or (vi) reduce the percentage of the aggregate principal amount of the Notes outstanding the consent of whose holders is required for any such supplemental fiscal and paying agency agreement; or (vii) modify or change any provision of the Fiscal and Paying Agency Agreement affecting the ranking of the Notes in a manner adverse to the holders of the Notes; or (viii) reduce the aggregate principal amount of any Note outstanding necessary to modify or amend the Fiscal and Paying Agency Agreement or any such Note or the relevant Guarantees or to A45671192 16 4840-6278-3995 v.2 waive any future compliance or past default or reduce the quorum requirements or the percentage of aggregate principal amount of any Notes outstanding required for the adoption of any action at any meeting of holders of such Notes or to reduce the percentage of the aggregate principal amount of such Notes outstanding necessary to rescind or annul any declaration of the principal of all accrued and unpaid interest on any Note to be due and payable; or (ix) release a Guarantor from any of its obligations under the relevant Guarantees (other than as provided under Section 5 of these Terms and Conditions); or (x) modify or change any provision or the relevant Guarantees adversely affecting the ranking of the relevant Guarantee in a manner adverse to the holders of the Notes or otherwise materially impairing such Guarantee; provided, that no consent of any holder of any Note shall be necessary to permit the Fiscal and Paying Agent, the Issuer and the Guarantors to execute supplemental fiscal and paying agency agreement as described under Section (a) above. (c) Any modifications, amendments or waivers to the Fiscal and Paying Agency Agreement or to the Terms and Conditions of the Notes will be conclusive and binding on all holders of the Notes, whether or not they have consented to such action or were present at the meeting at which such action was taken, and on all future holders of the Notes, whether or not notation of such modifications, amendments or waivers is made upon such Notes. Any instrument given by or on behalf of any holder of such a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent registered holders of such Note. 12 Issuer Substitution (a) The Issuer may, and the Noteholders hereby irrevocably agree in advance that the Issuer may, without any further consent of the Noteholders being required, when no payment of principal of any of the Notes or interest on any of the Notes is in default, be replaced and substituted by any of the Guarantors or any directly or indirectly wholly owned subsidiary JDE Peet’s (the “Substituted Debtor”) as principal debtor in respect of the Notes provided that such documents shall be executed by the Substituted Debtor and the Issuer as may be necessary to give full effect to the substitution (together the “Substitution Documents”) and: (i) (without limiting the generality of the foregoing) pursuant to the Substitution Documents (i) the Substituted Debtor shall undertake in favor of each Noteholder to be bound by the Terms and Conditions and the provisions of the Agency Agreement as fully as if the Substituted Debtor had been named in the Notes and the Agency Agreement as the principal debtor in respect of the Notes in place of the Issuer and (ii) JDE Peet’s shall guarantee, which guarantee shall be unconditional and irrevocable, (the “Parent Guarantee”) in favor of each Noteholder the payment of all sums payable (including any Additional Amounts payable pursuant to Section 8) in respect of the Notes; (iii) the Substitution Documents shall contain a warranty and representation by the Substituted Debtor and the Issuer (a) that each of the Substituted Debtor and the Issuer has obtained all necessary governmental and regulatory approvals and consents for such substitution and the performance of its obligations under the Substitution Documents, and that all such approvals and consents are in full force and effect and (b) that the obligations assumed by each of the Substituted Debtor and the Issuer under the Substitution Documents are all valid and binding in accordance with their respective terms and enforceable by each Noteholder;

A45671192 17 4840-6278-3995 v.2 (vi) the Issuer shall have delivered to the Fiscal Agent or procured the delivery to the Fiscal Agent of a legal opinion from a reputable firm or firms of lawyers in respect of the laws of the jurisdiction of the Issuer, the Substituted Debtor and the State of New York, to the effect that the Substitution Documents (including the Parent Guarantee, if applicable) constitute legal, valid and binding obligations of the Substituted Debtor and, if applicable, the Issuer under New York law, such opinion(s) to be dated not more than three days prior to the date of substitution of the Substituted Debtor for the Issuer and to be available for inspection by Noteholders at the specified office of the Fiscal Agent. (b) Upon the execution of the Substitution Documents as referred to in Section 12(a) above, the Substituted Debtor shall be deemed to be named in the Notes as the principal debtor in place of the Issuer and the Notes shall thereupon be deemed to be amended to give effect to the substitution. The execution of the Substitution Documents shall operate to release the Issuer as issuer from all of its obligations as principal debtor in respect of the Notes save that any claims under the Notes arising against the Issuer prior to its release shall inure to the benefit of Noteholders. (c) The Substitution Documents shall be deposited with and held by the Fiscal Agent for so long as any Notes remain outstanding and for so long as any claim made against the Substituted Debtor by any Noteholder in relation to the Notes or the Substitution Documents is not finally adjudicated, settled or discharged. The Substituted Debtor and the Issuer shall acknowledge in the Substitution Documents the right of every Noteholder to the production of the Substitution Documents for the enforcement of any of the Notes or the Substitution Documents. (d) Not later than 15 days after the execution of the Substitution Documents, the Substituted Debtor shall give notice thereof to the Noteholders in accordance with Section 14. (e) Upon the notice referred to in Section 12(d) above being given and without prejudice to the efficacy of the substitution the Issuer and the Substituted Debtor will use best efforts to provide such information in respect of the Substituted Debtor as may reasonably be requested by a Noteholder as part of its on-boarding procedures. (f) In connection with any proposed substitution pursuant to this Section 12, the Issuer (or previously substituted company, as the case may be) or Substituted Debtor shall not be required to have regard to, or be in any way liable for, the consequences of such substitution for individual Noteholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory. No Noteholder shall, in connection with any such substitution, be entitled to claim from the Issuer (or previously substituted company, as the case may be) or Substituted Debtor any indemnification or payment in respect of any tax consequence of any such substitution upon such individual Noteholders, except to the extent already provided in Section 8 as modified in accordance with the following paragraph. 13 Restrictions on Transfer The Initial Purchasers propose to resell the Rule 144A Notes (as defined below) to certain institutions in the United States in reliance upon Rule 144A under the Securities Act. Notes that are initially offered and sold in the United States to “qualified institutional buyers” or “QIBs” (the “Rule 144A Notes”) may not be sold or otherwise transferred except, in the United States, pursuant to registration under the Securities Act (which the Issuer is not obliged to do) or in accordance with Rule 144A or, outside the United States, pursuant to Rule 904 of Regulation S thereunder (the “Regulation S Notes”), and the relevant Global Notes will bear a legend to this effect. A45671192 18 4840-6278-3995 v.2 14 Notices (a) All notices regarding the Notes will be deemed to be validly given if sent by first class mail or (if posted to an address overseas) by airmail to the holders (or the first named of joint holders) at their respective addresses recorded in the Register (as defined in the Fiscal and Paying Agency Agreement) and will be deemed to have been given on the fourth day after mailing. (b) Until such time as any definitive Notes are issued, there may, so long as any Global Notes representing the Notes are held in their entirety on behalf of DTC, be substituted for such notice the delivery of the relevant notice to DTC for communication by them to the holders of the Notes. Any such notice shall be deemed to have been given to the holders of the Notes on the fourth day after the day on which the said notice was given to DTC. (c) Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Note in definitive form) with a copy of the relevant Note or Notes, with the Registrar. While the Notes are represented by a Global Note, such notice may be given by any holder of a Note to the Fiscal and Paying Agent or the Registrar through DTC, as the case may be, in such manner as the Fiscal and Paying Agent, the Registrar and/or DTC, as the case may be, may approve for this purpose. 15 Consent to Service Each of the Issuer and the Guarantors will initially designate Peet’s Coffee, with registered offices on the date hereof at c/o Registered Agent Solutions, Inc., 7228 Hanover Green Drive, Mechanicsville, Virginia, 23111 (USA) as its authorized agent for service of process in any legal suit, action or proceeding arising out of or relating to the performance of their respective obligations under the Fiscal and Paying Agency Agreement, the Notes or the Guarantees brought in any state or federal court in the Borough of Manhattan, The City of New York, and will irrevocably submit (but for those purposes only) to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. 16 Governing Law The Fiscal and Paying Agency Agreement, the Notes and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York. 17 Regarding the Fiscal and Paying Agent In acting under the Fiscal and Paying Agency Agreement and in connection with the Notes, the Fiscal and Paying Agent is acting solely as agent of the Issuer and the Guarantors and does not assume any obligation towards or relationship of agency or trust for or with the owners or holders of the Notes, except that any funds held by the Fiscal and Paying Agent for payment of principal of or interest on the Notes or Additional Amounts with respect thereto shall be held by it for such owners and such holders and applied as set forth in the Notes, but need not be segregated from other funds held by it except as required by law. For a description of the duties and immunities and rights of the Fiscal and Paying Agent under the Fiscal and Paying Agency Agreement, reference is made to the Fiscal and Paying Agency Agreement, and the obligations of the Fiscal and Paying Agent are subject to such immunities and rights. Schedule 4 Terms and Conditions of the 2031 Notes A45669935/0.43/23 Sep 2021 31 4826-8141-6443 v.3 Terms and Conditions of the 2031 Notes 1 Definitions Additional Amounts has the meaning set forth in Section 8 Adjusted EBIT has the meaning set forth in Section 6(b)(ii) Business Day has the meaning set forth in Section 1(b) Capital Markets Indebtedness has the meaning set forth in Section 6(b)(i) Change of Control has the meaning set forth in Section 7.2(b)(i) Change of Control Period has the meaning set forth in Section 7.2(g)(i) Change of Control Put Date has the meaning set forth in Section 7.2(d) Change of Control Put Event has the meaning set forth in Section 7.2(b) Change of Control Put Event Notice has the meaning set forth in Section 7.2(c) Change of Control Put Notice has the meaning set forth in Section 7.2(d) Change of Control Put Option has the meaning set forth in Section 7.2(a) Change of Control Put Period has the meaning set forth in Section 7.2(d) Code has the meaning set forth in Section 8 Comparable Treasury Issue has the meaning set forth in Section 7.1(b)(i) Comparable Treasury Price has the meaning set forth in Section 7.1(b)(ii) DTC has the meaning set forth in Section 2(d) Events of Default has the meaning set forth in Section 9(a) Facilities has the meaning set forth in Section 5(c) Fiscal Agent has the meaning set forth in Section 1(a) Fiscal and Paying Agency Agreement has the meaning set forth in Section 1(a) Fiscal and Paying Agent has the meaning set forth in Section 1(a) Fitch has the meaning set forth in Section 7.2(g)(ii) Further Issue has the meaning set forth in Section 4(a) Global Notes has the meaning set forth in Section 3 Government Obligations has the meaning set forth in Section 10 Guarantees has the meaning set forth in Section 5(a) Guarantors has the meaning set forth in Section 1(a) Holder has the meaning set forth in Section 1(b) Independent Investment Banker has the meaning set forth in Section 7.1(b)(iii) Investment Grade Rating has the meaning set forth in Section 7.2(b)(ii)(A) interest has the meaning set forth in Section 8

A45671192 2 4826-8141-6443 v.3 Interest Payment Date has the meaning set forth in Section 2(b) Issue Date has the meaning set forth in Section 1(a) Issuer has the meaning set forth in Section 1(a) JDE International has the meaning set forth in Section 1(a) Maturity Date has the meaning set forth in Section 2(a) Material Subsidiary has the meaning set forth in Section 6(b)(ii) Moody’s has the meaning set forth in Section 7.2(g)(ii) Noteholder has the meaning set forth in Section 1(b) Notes has the meaning set forth in Section 1(a) Par Call Redemption Date has the meaning set forth in Section 7.1(b)(iv) Paying Agent has the meaning set forth in Section 1(a) Peet’s Coffee has the meaning set forth in Section 1(a) person has the meaning set forth in Section 1(b) Premium has the meaning set forth in Section 7.1(b)(v) principal has the meaning set forth in Section 8 Primary Treasury Dealer has the meaning set forth in Section 7(b)(vi) Qualified Institutional Buyers or QIBs has the meaning set forth in Section 13 Rating Agency has the meaning set forth in Section 7.2(g)(ii) Record Date has the meaning set forth in Section 2(b) Redemption Date has the meaning set forth in Section 7.1(b)(v) Reference Treasury Dealer has the meaning set forth in Section 7.1(b)(vi) Reference Treasury Dealer Quotation has the meaning set forth in Section 7.1(b)(vii) Registered Holder has the meaning set forth in Section 1(b) Registrar has the meaning set forth in Section 1(a) Regulation S Notes has the meaning set forth in Section 13 Relevant Announcement Date has the meaning set forth in Section 7.2(b)(ii) Relevant Date has the meaning set forth in Section 8 Relevant Jurisdiction has the meaning set forth in Section 7.3(b) Relevant Potential Change of Control Announcement has the meaning set forth in Section 7.2(g)(iii) Remaining Scheduled Payments has the meaning set forth in Section 7.1(b)(viii) Rule 144A Notes has the meaning set forth in Section 13 S&P has the meaning set forth in Section 7.2(g)(ii) Substituted Debtor has the meaning set forth in Section 12(a) Substitution Documents has the meaning set forth in Section 12(a) A45671192 3 4826-8141-6443 v.3 Transfer Agent has the meaning set forth in Section 1(a) Treasury Rate has the meaning set forth in Section 7.1(b)(ix) Trust Indenture Act has the meaning set forth in Section 1(a) U.S. Subsidiary has the meaning set forth in Section 8 1 General (a) The U.S.$500,000,000 2.250% Notes due 2031 (the “Notes”), will be issued on or about September 24, 2021 (the “Issue Date”) in registered form and treated as a separate series of debt securities under a fiscal and paying agency agreement dated as of September 24, 2021 (the “Fiscal and Paying Agency Agreement”), between JDE Peet’s N.V. (“JDE Peet’s” and, in its capacity as issuer, the “Issuer”, which term shall include any Substituted Debtor hereunder following the execution of the Substitution Documents as referred to in Section 12(a)), JACOBS DOUWE EGBERTS International B.V. (“JDE International”) and Peet’s Coffee, Inc. (“Peet’s Coffee”, and together with JDE International, the “Guarantors”, which term shall include any Guarantor added (including JDE Peet’s following the execution of the Substitution Documents as referred to in Section 12(a)) and shall exclude any Guarantor released, in each case, in accordance with Section 5(c)) and Deutsche Bank Trust Company Americas as fiscal agent, paying agent, transfer agent and registrar (referred to in each such several capacities as the “Fiscal and Paying Agent”, the “Fiscal Agent”, the “Paying Agent”, the “Transfer Agent” and the “Registrar”). The Fiscal and Paying Agency Agreement will not be qualified under the U.S. Trust Indenture Act of 1939 (the “Trust Indenture Act”) and will not incorporate by reference the provisions of the Trust Indenture Act. Consequently, the holders of Notes generally will not be entitled to the protections provided under the Trust Indenture Act to holders of debt securities issued under a qualified indenture. (b) The terms “holder”, “Noteholder” and other similar terms refer to a “registered holder” of Notes, and not to a beneficial owner of a book-entry interest in any Notes, unless the context otherwise clearly requires. A “Business Day” refers to any day which is not, in London, Amsterdam or New York City, or any other place of payment, a Saturday, Sunday, legal holiday or a day on which banking institutions are authorized or obligated by law or regulation to close, and a “person” refers to any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof. 2 Principal, Maturity and Interest (a) The Notes are initially issuable in an aggregate principal amount of U.S.$500,000,000 and will mature on September 24, 2031 (the “Maturity Date”). (b) The Notes will bear interest at a rate of 2.250% per annum from the Issue Date or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrears on March 24 and September 24, commencing on March 24, 2022 (each, an “Interest Payment Date”) until the Maturity Date, to the person in whose name the Note is registered at the close of business on March 9 and September 9, whether or not a Business Day, as defined below (a “Record Date”), notwithstanding any transfer or exchange of such Notes subsequent to the Record Date and prior to such Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months or in the case of an incomplete month, the exact number of days elapsed. (c) If the day on which any interest payment, principal payment or payment of Additional Amounts is to be made is not a Business Day, that interest payment, principal payment or Additional Amounts A45671192 4 4826-8141-6443 v.3 payment will be postponed to the following day that is a Business Day, and no further interest or other amounts will be paid or be payable in connection therewith. (d) The rights of holders of beneficial interests in the Notes to receive the payments of interest on the Notes are subject to applicable procedures of the book-entry depositary and The Depository Trust Company (“DTC”), as applicable. 3 Form and Denomination The Notes will be issued in fully registered form and only in minimum denominations of U.S.$150,000 and integral multiples of U.S.$1,000 in excess thereof. The Notes will be represented by global notes (“Global Notes”) registered in the name of the DTC or in the name of its nominee. 4 Further Issues (a) The aggregate principal amount of Notes issuable under the Fiscal and Paying Agency Agreement is unlimited. The Issuer may, from time to time, without notice to or the consent of the holders of the Notes, “reopen” the Notes and create and issue additional notes having identical terms and conditions as the Notes (or in all respects except for the issue date, issue price, the payment of interest accruing prior to the issue date of such additional notes and/or the first payment of interest following the issue date of such additional notes) so that the additional notes may be consolidated and form a single series of notes with the Notes (a “Further Issue”). (b) The Issuer will not issue any additional notes that have the same CUSIP, ISIN or other identifying number as the outstanding Notes unless the additional notes are issued (i) with not more than a de minimis amount of original issue discount for U.S. federal income tax purposes or (ii) in a “qualified reopening” for U.S. federal income tax purposes. 5 Guarantee and Status (a) Guarantees: Each of the Guarantors has unconditionally and irrevocably guaranteed (subject to the provisions of Section 5(c) below) the due payment of all sums expressed to be payable by the Issuer under the Notes. Its obligations in that respect (each a “Guarantee”, and together the “Guarantees”) are contained in the Guarantee. (b) Status of Notes and Guarantees: The Notes constitute (subject to Section 6) unsecured obligations of the Issuer and shall at all times rank pari passu and without any preference among themselves. The payment obligations of the Issuer under the Notes and of the Guarantors under the Guarantees shall, save for such exceptions as may be provided by applicable legislation and subject to Section 6, at all times rank at least equally with all other unsecured and unsubordinated indebtedness and monetary obligations of the Issuer and each of the Guarantors respectively, present and future. (c) Release of a Guarantor: Pursuant to its terms, each Guarantee (but not any payment obligation under a Guarantee which has already become due and payable) will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect) at any time when the relevant Guarantor is no longer a guarantor under the Facilities (as defined below), provided that, if under the Facilities, a new guarantee is granted, the Issuer will procure that substantially the same guarantee will also be granted in respect of the obligations under the Notes for the benefit of the Noteholders. “Facilities” means (i) JDE Peet’s’ €1.5 billion revolving credit facility dated 5 March 2021, as amended, restated, modified, extended, renewed and/or supplemented or as refinanced or replaced from time to time, made between, among others, JDE Peet’s, the Guarantors and the Lenders as defined and named therein, and (ii) the JDE Peet’s’ €1.3 billion term loans dated 5 March 2021, A45671192 5 4826-8141-6443 v.3 as amended, restated, modified, extended, renewed and/or supplemented or as refinanced or replaced from time to time, made between, among others, JDE Peet’s, the Guarantors and the Lenders as defined and named therein. (d) Notice of change of Guarantors: Notice of any release of a Guarantor or any grant of a new guarantee pursuant to Section 4(c) will be given to Noteholders in accordance with Section 14, no later than 14 days after such release or grant, as the case may be. 6 Negative Pledge (a) So long as any Note remains outstanding (as defined in the Fiscal and Paying Agency Agreement) neither the Issuer nor any of the Guarantors will, and each will ensure that none of its Material Subsidiaries will create, or have outstanding, (other than by operation of law) any mortgage, charge, lien, pledge or other security interest, upon the whole or any part of its present or future undertaking, assets or revenues (including any uncalled capital) to secure any Capital Markets Indebtedness or to secure any guarantee or indemnity in respect of any Capital Markets Indebtedness without at the same time or prior thereto according to the Notes either (1) the same security as is created or subsisting to secure any such Capital Markets Indebtedness, guarantee or indemnity or (2) such other security (if any) as shall be approved with the consent of the Noteholders. (b) In these Terms and Conditions: (i) “Capital Markets Indebtedness” means any indebtedness for borrowed money, present or future, of the Issuer, any of the Guarantors in the form of Notes or bond or similar capital markets instruments with an original maturity of more than one year, which can ordinarily be traded on any stock exchange or other recognized securities market; and (ii) “Material Subsidiary” means any entity Controlled by JDE Peet’s the adjusted consolidated earnings before interest and taxes (“Adjusted EBIT”) of which represents 10% or more of JDE Peet’s’ consolidated Adjusted EBIT as reflected in the JDE Peet’s’ most recent annual audited financial statements, provided that, in the case of an entity Controlled by the JDE Peet’s acquired by the JDE Peet’s during or after the financial year shown in the JDE Peet’s’ most recent annual audited financial statements, such calculation shall be made on the basis of the contribution of the entity Controlled by the JDE Peet’s considered on a pro forma basis as if it had been acquired at the beginning of the relevant period, with the pro forma calculation (including any adjustments) being made by the JDE Peet’s acting in good faith. “Control” means (1) the direct or indirect ownership (beneficial or otherwise) of more than 50% of the voting stock of an entity measured by voting power rather than number of shares, or (2) the power to appoint or remove all or the majority of the directors or other equivalent officers of an entity. 7 Early Redemption and Repurchase 7.1 Early Redemption at the Option of the Issuer (a) The Issuer may redeem the Notes, in whole or in part, at the Issuer’s option, at any time and from time to time. If the Issuer elects to redeem the Notes prior to the Par Call Redemption Date, the Issuer will pay a redemption price for the Notes equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the Premium (as defined below). If the Issuer elects to redeem the Notes on or after the Par Call Redemption Date, the Issuer will pay a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date. (b) In connection with such optional redemption the following defined terms apply:

A45671192 6 4826-8141-6443 v.3 (i) “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed (assuming that such Notes to be redeemed matured on the Par Call Redemption Date). (ii) “Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for that Redemption Date. (iii) “Independent Investment Banker” means one of the Reference Treasury Dealers (as defined below) appointed by the Issuer to act as the “Independent Investment Banker”. (iv) “Par Call Redemption Date” means the date that is 3 months prior to the Maturity Date. (v) “Premium” means, as determined by the Independent Investment Banker, the sum of the present values of the applicable Remaining Scheduled Payments (as defined below) discounted to the date of redemption (the “Redemption Date”) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed) at the Treasury Rate (as defined below) plus 15 basis points, together with accrued and unpaid interest on the principal amount of the Notes to be redeemed to the Redemption Date. (vi) “Reference Treasury Dealers” means BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and a Primary Treasury Dealer (as defined below) selected by Santander Investment Securities Inc. and their respective successors and one other nationally recognized investment banking firms that are Primary Treasury Dealers selected by the Issuer; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer. (vii) “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that Redemption Date. (viii) “Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due (assuming for this purpose that the Notes matured on the Par Call Redemption Date) after the related Redemption Date but for such redemption; provided, however, that if that Redemption Date is not an Interest Payment Date with respect to such Notes, the amount of the next succeeding scheduled interest payment thereon will be deemed reduced by the amount of interest accrued thereon to that Redemption Date. (ix) “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date. (c) Notice of any optional redemption of the Notes will be given in accordance with Section 14 below at least 10 days but not more than 60 days before the Redemption Date to each holder of the Notes to be A45671192 7 4826-8141-6443 v.3 redeemed. Notice of any redemption of Notes may, at the Issuer’s discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a Change of Control). If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the business day immediately preceding the relevant Redemption Date. The Issuer shall notify holders of any such rescission as soon as practicable after it determines that such conditions precedent will not be able to be satisfied or it is not able or willing to waive such conditions precedent. Once notice of redemption is given, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the Notes called for redemption will become due and payable on the Redemption Date and at the price set out in Section 7.1(a). 7.2 Change of Control Put Option (a) If a Change of Control Put Event (as defined below) occurs, a Noteholder will have the option (a “Change of Control Put Option”) (unless prior to the giving of the relevant Change of Control Put Event Notice (as defined below) the Issuer has given notice of redemption under Section 7.1 above or Section 7.3 below) to require the Issuer to redeem or, at the Issuer’s option, purchase (or procure the purchase of) that Note on the Change of Control Put Date (as defined below) at its 101% of its principal amount, together with interest accrued to the date fixed for redemption. (b) A “Change of Control Put Event” will be deemed to occur if: (i) any person or any persons acting in concert, other than a holding company whose shareholders are or are to be substantially similar to the pre-existing shareholders of the JDE Peet’s and/or any direct or indirect holding company of the JDE Peet’s, shall acquire a controlling interest in (A) more than 50% of the issued or allotted ordinary share capital of the JDE Peet’s or (B) shares in the capital of the JDE Peet’s carrying more than 50% of the voting rights normally exercisable at a general meeting of the Issuer (each such event being, a “Change of Control”); and (ii) on the date (the “Relevant Announcement Date”) that is the earlier of (1) the date of the first public announcement of the relevant Change of Control and (2) the date of the earliest Relevant Potential Change of Control Announcement (if any): (A) the Notes carry an investment grade credit rating (Baa3/BBB-, or their respective equivalents, or better) (an “Investment Grade Rating”) from one or more Rating Agencies (as provided by such Rating Agencies at the invitation of the Issuer) and all such ratings are, within the Change of Control Period, withdrawn or downgraded to a non-investment grade credit rating (Ba1/BB+, or their respective equivalents, or worse), unless within the Change of Control Period at least one such rating is restored to an Investment Grade Rating by a Rating Agency or replaced by an Investment Grade Rating of another Rating Agency, (B) the Notes carry an Investment Grade Rating from none of the Rating Agencies and the Issuer is unable to acquire and maintain an Investment Grade Rating during the Change of Control Period from at least one Rating Agency, and (iii) in making any decision to downgrade or withdraw a credit rating pursuant to paragraph (ii) above or to decline to confer an Investment Grade Rating, the relevant Rating Agency announces publicly or confirms in writing to the Issuer that such decision(s) resulted, in A45671192 8 4826-8141-6443 v.3 whole or in part, from the occurrence of the Change of Control or the Relevant Potential Change of Control Announcement. (c) Promptly upon but in any case no later than five Business Days after the Issuer becoming aware that a Change of Control Put Event has occurred the Issuer shall give notice (a “Change of Control Put Event Notice”) to the Noteholders in accordance with Section 14 specifying the nature of the Change of Control Put Event and the procedure for exercising the Change of Control Put Option. (d) To exercise the Change of Control Put Option, the holder of a Note must deposit the certificate evidencing such Note(s) with the Registrar or any Transfer Agent at its specified office falling within the period (the “Change of Control Put Period”) of 30 days after a Change of Control Put Event Notice is given, accompanied by a duly signed and completed notice of exercise in the form (for the time being current) obtainable from the Registrar or any Transfer Agent within the Change of Control Put Period (a “Change of Control Put Notice”). No Note so deposited and option so exercised may be withdrawn without the prior consent of the Issuer. Payment in respect of any Note so deposited will be made, if the holder duly specified a bank account in the Change of Control Put Notice to which payment is to be made, on the date which is seven days after the expiration of the Change of Control Put Period (the “Change of Control Put Date”) by transfer to that bank account and, in every other case, by cheque mailed to the holder (or to the first named of joint holders) of such Note at its address appearing in the Register. (e) The Issuer shall redeem or purchase (or procure the purchase of) the relevant Notes on the Change of Control Put Date unless previously redeemed (or purchased) and cancelled. (f) If the rating designations employed by any of Moody’s, Fitch or S&P are changed from those which are described in paragraph (ii) of the definition of “Change of Control Put Event” above the Issuer shall determine the rating designations of Moody’s, Fitch or S&P as are most equivalent to the prior rating designations of Moody’s, Fitch or S&P and this Section 7(f) shall be construed accordingly. (g) In this Section 7.2 (i) “Change of Control Period” means the period commencing on the Relevant Announcement Date and ending 180 days after the Change of Control (or such longer period for which the Notes are under consideration (such consideration having been announced publicly within the period ending 180 days after the Change of Control) for rating review or, as the case may be, rating by a Rating Agency, such period not to exceed 60 days after the public announcement of such consideration); (ii) “Rating Agency” means Moody’s Italia S.r.l. (“Moody’s”), Fitch Ratings Ireland Limited (“Fitch”) or S&P Global Ratings Europe Limited (“S&P”) or any of their respective affiliates or successors or, if any of Moody’s. Fitch or S&P ceases to rate the series of debt securities or fails to make a rating of such debt securities publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the U.S Securities Exchange Act of 1934) selected by the Issuer as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be; and (iii) “Relevant Potential Change of Control Announcement” means any public announcement or statement by JDE Peet’s, any actual or potential bidder or any adviser acting on behalf of any actual or potential bidder relating to any potential Change of Control where within 180 days following the date of such announcement or statement, a Change of Control occurs. 7.3 Early Redemption for Tax Reasons A45671192 9 4826-8141-6443 v.3 (a) The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time on giving not less than 10 nor more than 60 days’ notice to the Noteholders (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount of the Notes to be redeemed (together with interest accrued and unpaid to the date fixed for redemption), if (i) the Issuer (or, if any of the Guarantees were called, a Guarantor) has or will become obliged to pay Additional Amounts (as defined below) as provided or referred to in Section 8 as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction or any political subdivision or any authority thereof or therein having power to tax or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date, and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor, as the case may be) taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 30 days prior to the earliest date on which the Issuer (or the relevant Guarantor, as the case may be) would be obliged to pay such Additional Amounts were a payment in respect of the Notes (or a Guarantee, as the case may be) then be due. Prior to the publication of any notice of redemption pursuant to this Section 7.3(a), the Issuer shall deliver to the Fiscal Agent a certificate signed by an executive director of the Issuer (or the relevant Guarantor, as the case may be) stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and an opinion of independent legal advisers of recognised standing to the effect that the Issuer (or the relevant Guarantor, as the case may be) has or will become obliged to pay such Additional Amounts as a result of such change or amendment. (b) In these Terms and Conditions, “Relevant Jurisdiction” means any jurisdiction in respect of the Issuer, the Guarantors, or any successor thereto is incorporated or tax resident, or any political subdivision or any authority thereof or therein having power to tax to which payments made by the Issuer or any of the Guarantors, as the case may be, of principal and interest on the Notes become generally subject. 7.4 Purchases Each of the Issuer, the Guarantors and their subsidiaries may at any time purchase Notes in the open market or otherwise at any price. 7.5 Cancellation All Notes purchased by or on behalf of the Issuer, any of the Guarantors or any of their subsidiaries may be surrendered for cancellation by surrendering the certificate representing such Notes to the Registrar and, in each case, if so surrendered, shall, together with all Notes redeemed by the Issuer, be cancelled forthwith. Any Notes so surrendered for cancellation may not be reissued or resold and the obligations of the Issuer and the Guarantors in respect of any such Notes shall be discharged. 7.6 General (a) Upon presentation of any Note redeemed in part only, the Issuer will execute and the Fiscal and Paying Agent will authenticate and deliver (or cause to be transferred by book-entry) to, or on, the order of the holder thereof, at the expense of the Issuer, a new Note or Notes, in principal amount equal to the unredeemed portion of the Note so presented. (b) On or before any Redemption Date (as defined above), the Issuer shall deposit with the Fiscal and Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on the Notes to be redeemed on such date. If less than all the Notes are to be redeemed, in the case of a redemption at the Issuer's option in accordance with Section 7.1 above, the Notes to be redeemed

A45671192 10 4826-8141-6443 v.3 shall be selected by the Fiscal and Paying Agent in accordance with the rules and procedures of DTC. The redemption price shall be calculated by the Independent Investment Banker and the Issuer, the Guarantor and the Fiscal and Paying Agent shall be entitled to rely on such calculation. (c) On and after any Redemption Date, interest will cease to accrue on the Notes or any portion thereof called for redemption. 8 Taxation All payments of principal and interest by or on behalf of the Issuer or any Guarantor in respect of the Notes or under the Guarantees shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within any Relevant Jurisdiction (“Additional Amounts”), unless such withholding or deduction is required by law. In that event, the Issuer or, as the case may be, the relevant Guarantor shall pay such Additional Amounts as shall result in receipt by the Noteholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such Additional Amounts shall be payable with respect to any Note: (a) Other connection: to, or to a third party on behalf of, a holder who is liable to such taxes, duties, assessments or governmental charges in respect of such Note by reason of his having some connection with any Relevant Jurisdiction other than the mere holding of the Note or (b) Presentation more than 30 days after the Relevant Date: presented (or in respect of which the Certificate representing it is presented) for payment more than 30 days after the Relevant Date except to the extent that the holder of it would have been entitled to such Additional Amounts on presenting it for payment on the thirtieth such day or (c) Dutch Withholding Tax Act 2021: where such deduction or withholding is required to be made pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) or (d) Failure to Provide Documentation: where such deduction or withholding would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the Relevant Jurisdiction of the holder or beneficial owner of the Notes, if and to the extent that the holder or any other person is legally entitled to do so and due and timely compliance is required by statute, by regulation of the Relevant Jurisdiction or any taxing authority therein or by an applicable income tax treaty to which the Relevant Jurisdiction is a party as a precondition to exemption from such deduction or withholding or (e) U.S. Withholding Tax: with respect only to a Substituted Debtor which is a U.S. Subsidiary: (i) Certain Corporations: to, or to a third party on behalf of, a holder who is or has been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes, a foreign tax-exempt organization, or a corporation that has accumulated earnings to avoid U.S. federal income tax or (ii) Ten Percent Shareholders: to, or to a third party on behalf of, a holder who is or has been a “10-percent shareholder”, as defined in Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision, of such Substituted Debtor or (iii) Certain Banks: to, or to a third party on behalf of, a holder who is a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the A45671192 11 4826-8141-6443 v.3 ordinary course of its trade or business, within the meaning of Section 881(c)(3) of the Code or any successor provision. As used in these Terms and Conditions, “Relevant Date” in respect of any Note means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date seven days after that on which notice is duly given to the Noteholders that, upon further presentation of the Note being made in accordance with the Terms and Conditions, such payment will be made, provided that payment is in fact made upon such presentation. References in these Terms and Conditions to (i) “principal” shall be deemed to include any premium payable in respect of the Notes, its principal amount, redemption amount and all other amounts in the nature of principal payable pursuant to Section 7 or any amendment or supplement to it, (ii) “interest” shall be deemed to include all scheduled payments of interest and all other amounts payable pursuant to Section 2 or any amendment or supplement to it and (iii) “principal” and/or “interest” shall be deemed to include any Additional Amounts that may be payable under this Section. References in these Terms and Conditions to “U.S. Subsidiary” means an entity Controlled by JDE Peet’s that is organized under the laws of the United States, any state thereof or the District of Columbia. Notwithstanding any other provision in these Terms and Conditions, in no event will the Issuer or any of the Guarantors be required to pay any Additional Amounts in respect of the Notes for, or on account of, any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, or any official interpretations thereof, or any law implementing an intergovernmental approach thereto. Upon the reasonable request of the Issuer, each beneficial owner of a book-entry interest in any Notes and the Issuer shall use commercially reasonable efforts to complete any procedural formalities necessary for the Issuer and Guarantors to obtain authorization to make payments without (or with a lower rate of) any deduction or withholding for taxes imposed by the United States, provided such beneficial owner is legally entitled to do so. 9 Events of Default (a) If any of the following events (“Events of Default”) occurs, the holder of any Note may give written notice to the Fiscal Agent at its specified office that such Note is immediately repayable, whereupon the principal amount of such Note together (if applicable) with accrued interest to the date of payment shall become immediately due and payable: (i) Non-Payment: default is made (i) for more than 30 days in the payment on the due date of interest or (ii) in the payment on the due date of principal in respect of any of the Notes or (ii) Breach of Other Obligations: the Issuer or any of the Guarantors does not perform or comply with any one or more of its other obligations in the Notes which default is incapable of remedy or is not remedied within 45 days after notice of such default shall have been given to the Fiscal Agent at its specified office by any Noteholder or (iii) Cross-Default: (A) any Capital Markets Indebtedness of the Issuer or any Guarantor or any Material Subsidiary becomes (or becomes capable of being declared) due and payable prior to its stated maturity by reason of any actual or potential default, event of default or the like (howsoever described), or (B) any such Capital Markets Indebtedness is not paid when due or, as the case may be, within any originally applicable grace period, or (C) the Issuer, any Guarantor or any Material Subsidiary fails to pay when due any amount payable A45671192 12 4826-8141-6443 v.3 by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised, provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this paragraph (iii) have occurred equals or exceeds €100,000,000 or its equivalent or (iv) Enforcement Proceedings: an executory attachment (executoriaal beslag) or an interlocutory attachment (conservatoir beslag) is made, or another attachment, distress, execution or other legal process under any law is levied, enforced or sued out on or against any of the property, assets or revenues of the Issuer, any of the Guarantors or any of their respective Material Subsidiaries representing an amount equal to or exceeding €100,000,000 and is not cancelled, withdrawn, discharged or stayed within 90 days or (v) Security Enforced: any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer or any Guarantor or any Material Subsidiary representing an amount equal to or exceeding €100,000,000 becomes enforceable and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, administrative receiver, administrator manager or other similar person) or (vi) Insolvency: suspension of payments (surseance van betaling) or bankruptcy (faillissement) proceedings or similar proceedings under any law are initiated or applied for by the Issuer, any Guarantor or any Material Subsidiary or by a third party in respect of the Issuer, any Guarantor or any Material Subsidiary, and, in the case of a third party application, not discharged within 60 days, or the Issuer, any Guarantor or any Material Subsidiary is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts under any applicable law, stops, suspends or threatens to stop or suspend payment of all or any part of (or of a particular type of) its debts, proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared or comes into effect in respect of or affecting all or any part of (or of a particular type of) the debts of the Issuer, any Guarantor or any Material Subsidiary, or any such measures are officially decreed, under any applicable law or (vii) Winding-up: an order is made or an effective resolution passed for the winding-up, administration, dissolution or liquidation of the Issuer, any Guarantor or any Material Subsidiary, or the Issuer, any Guarantor or any Material Subsidiary shall apply or petition for a winding-up or administration order in respect of itself, in each case except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger, demerger or consolidation (i) on terms approved with the consent of the Noteholders or (ii) in the case of a Guarantor or a Material Subsidiary, under a solvent winding-up pursuant to a shareholders’ resolution or an intra-group reorganization whereby the undertaking and assets of the Guarantor or Material Subsidiary are transferred to or otherwise vested in, and its liabilities are assumed by JDE Peet’s or one or more entities Controlled by JDE Peet’s or (viii) Illegality: it is or will become unlawful for the Issuer or any of the Guarantors to perform or comply with any one or more of its obligations under any of the Notes or the relevant Guarantee, as the case may be or (ix) Guarantee: a Guarantee is not (or is claimed by any of the Guarantors not to be) in full force and effect in accordance with its terms for any reason, except pursuant to these Terms and Conditions or terms of the Guarantee governing the release of the Guarantee or the satisfaction in full of all the obligations thereunder. A45671192 13 4826-8141-6443 v.3 (b) if an Event of Default occurs and is continuing, then and in each and every such case (other than an Event of Default specified in paragraph (vi) of Section 9 (a) above with respect to the Issuer or any of the Guarantors), unless the principal of the Notes shall have already become due and payable, the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuer, the Guarantors and the Fiscal and Paying Agent, may declare the entire principal amount of the Notes then outstanding and interest accrued and unpaid thereon, if any, to be due and payable. (c) If an Event of Default described in paragraph (vi) of Section 9 (a) above occurs with respect to the Issuer or any of the Guarantor and is continuing, the principal amount of and accrued and unpaid interest on the Notes then outstanding shall become immediately due and payable, without any declaration or other act on the part of the Fiscal and Paying Agent or any holder. Under certain circumstances, the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer, the Guarantor and the Fiscal and Paying Agent, may waive defaults and rescind and annul declarations of acceleration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon. (d) The holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Fiscal and Paying Agent, or exercising any trust or power conferred on the Fiscal and Paying Agent, in respect of such series subject to certain limitations to be specified in the Fiscal and Paying Agency Agreement. 10 Discharge and Defeasance (a) The Issuer and the Guarantors will have the option either (i) to be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Notes and to have satisfied all the obligations under the relevant Guarantee and the Fiscal and Paying Agency Agreement relating to the Notes (except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain paying agencies) on the 91st day after the applicable conditions described below have been satisfied or (ii) to be released from their obligations to comply with certain covenants under the Fiscal and Paying Agency Agreement, and any non-compliance with such covenants and the occurrence of certain events described above under Section 10 will not give rise to any Event of Default under the Notes or the Fiscal and Paying Agency Agreement, at any time after the applicable conditions described below have been satisfied. (b) In order to exercise either defeasance option, the Issuer or the relevant Guarantor must (i) irrevocably deposit with the Fiscal and Paying Agent, money or Government Obligations for the payment of principal of and interest on the outstanding Notes to and including the Redemption Date irrevocably designated by the Issuer or the relevant Guarantor on or prior to the date of deposit of such money or Government Obligations, and (ii) comply with certain other conditions, including delivering to the Fiscal and Paying Agent an opinion of U.S. counsel to the effect that beneficial owners of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the exercise of such defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred and which opinion, in the case of defeasance described in (a) in the preceding paragraph, must state that such opinion is based on a ruling received from or published by the United States Internal Revenue Service or on a change of law after the Issue Date.

A45671192 14 4826-8141-6443 v.3 “Government Obligations” as used herein means securities that are (a) direct obligations of the United States for the payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Obligation or a specific payment of principal of or interest on any such Government Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal of or interest on the Government Obligation evidenced by such depositary receipt. 11 Modification and Waiver (a) Without Consent of Noteholders The Issuer, the Guarantors and the Fiscal and Paying Agent may, without notice to or the consent of the holders of the Notes at any time outstanding under the Fiscal and Paying Agency Agreement, from time to time and at any time, enter into a fiscal and paying agency agreement or fiscal and paying agency agreement supplemental thereto: (i) to convey, transfer, assign, mortgage, or pledge to the holders of the Notes or any person acting on their behalf as security for the Notes any property or assets; (ii) to evidence the succession of another person to the Issuer or the Guarantor or successive successions, and the assumption by the successor person(s) of the covenants, agreements and obligations of the Issuer or the Guarantors, as applicable, pursuant to the Fiscal and Paying Agency Agreement; (iii) to add an additional entity as Guarantor of the Notes or co-Issuer of the Notes; (iv) to evidence and provide for the acceptance of appointment of a successor or successors to the Fiscal and Paying Agent and/or the Paying Agent, Transfer Agent and Registrar, as applicable; (v) to add to the covenants of the Issuer or the Guarantors such further covenants, restrictions, conditions or provisions as the Issuer or the Guarantors shall consider to be for the protection of the holders of the Notes issued pursuant to the Fiscal and Paying Agency Agreement, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default under the Notes permitting the enforcement of all or any of the several remedies provided in the Fiscal and Paying Agency Agreement; provided that, in respect of any such additional covenant, restriction, condition or provision, such supplemental fiscal and paying agency agreement may provide for a particular period of grace after default (which may be shorter or longer than that allowed in the case of other defaults) or may limit the remedies available upon such an Event of Default; (vi) to modify the restrictions on, and procedures for, resale and other transfers of the Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally; A45671192 15 4826-8141-6443 v.3 (vii) to cure any ambiguity or to correct or supplement any provision contained in the Fiscal and Paying Agency Agreement which may be defective or inconsistent with any other provision contained therein or to make such other provision in regard to matters or questions arising under the Fiscal and Paying Agency Agreement as the Issuer or the Guarantor or the Fiscal and Paying Agent may deem necessary or desirable and which will not, in the opinion of the Issuer or the Guarantors, adversely affect the rights and interests of the holders of the Notes in any material respect; (viii) to issue an unlimited aggregate principal amount of Notes under the Fiscal and Paying Agency Agreement or to “reopen” the Notes and create and issue additional notes having identical terms and conditions as the Notes (or in all respects except for the issue date, issue price, payment of interest accruing prior to the issue date of such additional notes and/or the first payment of interest following the issue date of such additional notes) so that the additional notes are consolidated and form a single series with the outstanding Notes; and (ix) to modify the Fiscal and Paying Agency Agreement in any other manner which does not adversely affect the terms of the Notes or the rights and interests of the holders thereof. (b) With Consent of Noteholders The Issuer, the Guarantors and the Fiscal and Paying Agent may, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding under the Fiscal and Paying Agency Agreement (including consents obtained in connection with a tender offer or exchange offer for the Notes), from time to time and at any time, enter into a fiscal and paying agency agreement or fiscal and paying agency agreement supplemental thereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Notes or of modifying in any manner the rights and interests of the holders of the Notes; provided, that no such fiscal and paying agency agreement may, without the consent of the holder of each of the Notes so affected: (i) change the stated maturity of the Notes, or the date for payment of any principal of, or installment of interest on, any Note; or (ii) reduce the principal amount of, or the rate or amount of interest on, any Note or Additional Amounts payable with respect thereto or reduce the amount payable thereon in the event of redemption or default; or (iii) change the currency of payment of principal of, or interest on, any Note or Additional Amounts payable with respect thereto; or (iv) change the obligation of the Issuer or the Guarantors to pay Additional Amounts (except as otherwise permitted by such Note); or (v) impair the right to institute suit for the enforcement of any such payment on or with respect to any Note; or (vi) reduce the percentage of the aggregate principal amount of the Notes outstanding the consent of whose holders is required for any such supplemental fiscal and paying agency agreement; or (vii) modify or change any provision of the Fiscal and Paying Agency Agreement affecting the ranking of the Notes in a manner adverse to the holders of the Notes; or (viii) reduce the aggregate principal amount of any Note outstanding necessary to modify or amend the Fiscal and Paying Agency Agreement or any such Note or the relevant Guarantees or to A45671192 16 4826-8141-6443 v.3 waive any future compliance or past default or reduce the quorum requirements or the percentage of aggregate principal amount of any Notes outstanding required for the adoption of any action at any meeting of holders of such Notes or to reduce the percentage of the aggregate principal amount of such Notes outstanding necessary to rescind or annul any declaration of the principal of all accrued and unpaid interest on any Note to be due and payable; or (ix) release a Guarantor from any of its obligations under the relevant Guarantees (other than as provided under Section 5 of these Terms and Conditions); or (x) modify or change any provision or the relevant Guarantees adversely affecting the ranking of the relevant Guarantee in a manner adverse to the holders of the Notes or otherwise materially impairing such Guarantee; provided, that no consent of any holder of any Note shall be necessary to permit the Fiscal and Paying Agent, the Issuer and the Guarantors to execute supplemental fiscal and paying agency agreement as described under Section (a) above. (c) Any modifications, amendments or waivers to the Fiscal and Paying Agency Agreement or to the Terms and Conditions of the Notes will be conclusive and binding on all holders of the Notes, whether or not they have consented to such action or were present at the meeting at which such action was taken, and on all future holders of the Notes, whether or not notation of such modifications, amendments or waivers is made upon such Notes. Any instrument given by or on behalf of any holder of such a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent registered holders of such Note. 12 Issuer Substitution (a) The Issuer may, and the Noteholders hereby irrevocably agree in advance that the Issuer may, without any further consent of the Noteholders being required, when no payment of principal of any of the Notes or interest on any of the Notes is in default, be replaced and substituted by any of the Guarantors or any directly or indirectly wholly owned subsidiary JDE Peet’s (the “Substituted Debtor”) as principal debtor in respect of the Notes provided that such documents shall be executed by the Substituted Debtor and the Issuer as may be necessary to give full effect to the substitution (together the “Substitution Documents”) and: (i) (without limiting the generality of the foregoing) pursuant to the Substitution Documents (i) the Substituted Debtor shall undertake in favor of each Noteholder to be bound by the Terms and Conditions and the provisions of the Agency Agreement as fully as if the Substituted Debtor had been named in the Notes and the Agency Agreement as the principal debtor in respect of the Notes in place of the Issuer and (ii) JDE Peet’s shall guarantee, which guarantee shall be unconditional and irrevocable, (the “Parent Guarantee”) in favor of each Noteholder the payment of all sums payable (including any Additional Amounts payable pursuant to Section 8) in respect of the Notes; (iii) the Substitution Documents shall contain a warranty and representation by the Substituted Debtor and the Issuer (a) that each of the Substituted Debtor and the Issuer has obtained all necessary governmental and regulatory approvals and consents for such substitution and the performance of its obligations under the Substitution Documents, and that all such approvals and consents are in full force and effect and (b) that the obligations assumed by each of the Substituted Debtor and the Issuer under the Substitution Documents are all valid and binding in accordance with their respective terms and enforceable by each Noteholder; A45671192 17 4826-8141-6443 v.3 (vi) the Issuer shall have delivered to the Fiscal Agent or procured the delivery to the Fiscal Agent of a legal opinion from a reputable firm or firms of lawyers in respect of the laws of the jurisdiction of the Issuer, the Substituted Debtor and the State of New York, to the effect that the Substitution Documents (including the Parent Guarantee, if applicable) constitute legal, valid and binding obligations of the Substituted Debtor and, if applicable, the Issuer under New York law, such opinion(s) to be dated not more than three days prior to the date of substitution of the Substituted Debtor for the Issuer and to be available for inspection by Noteholders at the specified office of the Fiscal Agent. (b) Upon the execution of the Substitution Documents as referred to in Section 12(a) above, the Substituted Debtor shall be deemed to be named in the Notes as the principal debtor in place of the Issuer and the Notes shall thereupon be deemed to be amended to give effect to the substitution. The execution of the Substitution Documents shall operate to release the Issuer as issuer from all of its obligations as principal debtor in respect of the Notes save that any claims under the Notes arising against the Issuer prior to its release shall inure to the benefit of Noteholders. (c) The Substitution Documents shall be deposited with and held by the Fiscal Agent for so long as any Notes remain outstanding and for so long as any claim made against the Substituted Debtor by any Noteholder in relation to the Notes or the Substitution Documents is not finally adjudicated, settled or discharged. The Substituted Debtor and the Issuer shall acknowledge in the Substitution Documents the right of every Noteholder to the production of the Substitution Documents for the enforcement of any of the Notes or the Substitution Documents. (d) Not later than 15 days after the execution of the Substitution Documents, the Substituted Debtor shall give notice thereof to the Noteholders in accordance with Section 14. (e) Upon the notice referred to in Section 12(d) above being given and without prejudice to the efficacy of the substitution the Issuer and the Substituted Debtor will use best efforts to provide such information in respect of the Substituted Debtor as may reasonably be requested by a Noteholder as part of its on-boarding procedures. (f) In connection with any proposed substitution pursuant to this Section 12, the Issuer (or previously substituted company, as the case may be) or Substituted Debtor shall not be required to have regard to, or be in any way liable for, the consequences of such substitution for individual Noteholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory. No Noteholder shall, in connection with any such substitution, be entitled to claim from the Issuer (or previously substituted company, as the case may be) or Substituted Debtor any indemnification or payment in respect of any tax consequence of any such substitution upon such individual Noteholders, except to the extent already provided in Section 8 as modified in accordance with the following paragraph. 13 Restrictions on Transfer The Initial Purchasers propose to resell the Rule 144A Notes (as defined below) to certain institutions in the United States in reliance upon Rule 144A under the Securities Act. Notes that are initially offered and sold in the United States to “qualified institutional buyers” or “QIBs” (the “Rule 144A Notes”) may not be sold or otherwise transferred except, in the United States, pursuant to registration under the Securities Act (which the Issuer is not obliged to do) or in accordance with Rule 144A or, outside the United States, pursuant to Rule 904 of Regulation S thereunder (the “Regulation S Notes”), and the relevant Global Notes will bear a legend to this effect.

A45671192 18 4826-8141-6443 v.3 14 Notices (a) All notices regarding the Notes will be deemed to be validly given if sent by first class mail or (if posted to an address overseas) by airmail to the holders (or the first named of joint holders) at their respective addresses recorded in the Register (as defined in the Fiscal and Paying Agency Agreement) and will be deemed to have been given on the fourth day after mailing. (b) Until such time as any definitive Notes are issued, there may, so long as any Global Notes representing the Notes are held in their entirety on behalf of DTC, be substituted for such notice the delivery of the relevant notice to DTC for communication by them to the holders of the Notes. Any such notice shall be deemed to have been given to the holders of the Notes on the fourth day after the day on which the said notice was given to DTC. (c) Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Note in definitive form) with a copy of the relevant Note or Notes, with the Registrar. While the Notes are represented by a Global Note, such notice may be given by any holder of a Note to the Fiscal and Paying Agent or the Registrar through DTC, as the case may be, in such manner as the Fiscal and Paying Agent, the Registrar and/or DTC, as the case may be, may approve for this purpose. 15 Consent to Service Each of the Issuer and the Guarantors will initially designate Peet’s Coffee, with registered offices on the date hereof at c/o Registered Agent Solutions, Inc., 7228 Hanover Green Drive, Mechanicsville, Virginia, 23111 (USA) as its authorized agent for service of process in any legal suit, action or proceeding arising out of or relating to the performance of their respective obligations under the Fiscal and Paying Agency Agreement, the Notes or the Guarantees brought in any state or federal court in the Borough of Manhattan, The City of New York, and will irrevocably submit (but for those purposes only) to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. 16 Governing Law The Fiscal and Paying Agency Agreement, the Notes and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York. 17 Regarding the Fiscal and Paying Agent In acting under the Fiscal and Paying Agency Agreement and in connection with the Notes, the Fiscal and Paying Agent is acting solely as agent of the Issuer and the Guarantors and does not assume any obligation towards or relationship of agency or trust for or with the owners or holders of the Notes, except that any funds held by the Fiscal and Paying Agent for payment of principal of or interest on the Notes or Additional Amounts with respect thereto shall be held by it for such owners and such holders and applied as set forth in the Notes, but need not be segregated from other funds held by it except as required by law. For a description of the duties and immunities and rights of the Fiscal and Paying Agent under the Fiscal and Paying Agency Agreement, reference is made to the Fiscal and Paying Agency Agreement, and the obligations of the Fiscal and Paying Agent are subject to such immunities and rights. A45669935/0.43/23 Sep 2021 9 A45669935/0.43/23 Sep 2021 10 Schedule 8 Form of Rule 144A Global Note CUSIP: [47216Q AA1]1 [47216Q AB9]2 [47216Q AC7]3 ISIN: [US47216QAA13]1 [US47216QAB95]2 [US47216QAC78]3 No. [ ] $[ ] JDE Peet’s N.V. (the “Issuer”) [U.S.$500,000,000 0.800% Notes due 2024]1 [U.S.$750,000,000 1.375% Notes due 2027]2 [U.S.$500,000,000 2.250% Notes due 2031]3 THIS NOTE AND THE GUARANTEE IN RESPECT HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. NEITHER THIS NOTE NOR ANY PORTION THEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THIS NOTE. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE FISCAL AND PAYING AGENCY AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY REGISTERED NOTE ISSUED IN EXCHANGE FOR THIS GLOBAL NOTE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. 1 Include for U.S.$500,000,000 0.800% Notes due 2024. 2 Include for U.S.$750,000,000 1.375% Notes due 2027. 3 Include for U.S.$500,000,000 2.250% Notes due 2031. A45669935/0.43/23 Sep 2021 11 JDE Peet’s N.V. (the “Issuer”) A public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands, having its statutory seat (statutaire zetel) in Amsterdam, the Netherlands, and having its registered office at Oosterdoksstraat 80, 1011 DK Amsterdam, the Netherlands, and registered with the trade register of the Dutch chamber of commerce (Kamer van Koophandel) under number 73160377. The [U.S.$500,000,000 0.800% Notes due 2024]1[U.S.$750,000,000 1.375% Notes due 2027]2 [U.S.$500,000,000 2.250% Notes due 2031]3 (the “Notes”) of the Issuer are issued in the aggregate principal amount of U.S.$[500,000,000]1[750,000,000]2[500,000,000]3, and in minimum denominations of U.S.$150,000 per Note and integral multiples of U.S.$1,000 in excess thereof. [U.S.$500,000,000 0.800% Notes due 2024]1 [U.S.$750,000,000 1.375% Notes due 2027]2 [U.S.$500,000,000 2.250% Notes due 2031]3 GLOBAL NOTE The Issuer hereby certifies that Cede & Co. is, at the date hereof, entered in the register of the holders of the Notes as the holder of the aggregate principal amount of U.S.$[ ] of a duly authorized issue of Notes described, and having the provisions specified in Schedule [2]1[3]2[4]3 of the fiscal and paying agency agreement (the “Fiscal and Paying Agency Agreement” which expression shall be construed as a reference to that agreement as the same may be amended or supplemented) dated as of September 24, 2021 and made among the Issuer, JACOBS DOUWE EGBERTS International B.V. and Peet’s Coffee, Inc. (together, the “Guarantors”) and Deutsche Bank Trust Company Americas (the “Fiscal Agent”) (the “Terms and Conditions”), and set out on the reverse of this Note. This Global Note is issued subject to, and with the benefit of, the Terms and Conditions and the Fiscal and Paying Agency Agreement, and is guaranteed by the Guarantors pursuant to their guarantee (the “Guarantee”). Words and expressions defined or set out in the Terms and Conditions shall have the same meanings when used in this global note (the “Global Note”). Notes represented by this Global Note are transferable only in accordance with, and subject to, the provisions of this Global Note (including the legend set out above) and of the Terms and Conditions and the rules and operating procedures of The Depository Trust Company (“DTC”). This Global Note may be exchanged in whole but not in part (free of charge) for Definitive Registered Notes, on the basis that all the appropriate details have been included on the face of such Definitive Registered Notes and only upon the occurrence of an Exchange Event. An “Exchange Event” means any of the following events: a) DTC notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes or DTC ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934, at a time when DTC is required to be so registered in order to act as depositary, and in each case the Issuer fails to appoint a successor depositary within 90 days of receipt of such notice; 1 Include for U.S.$500,000,000 0.800% Notes due 2024. 2 Include for U.S.$750,000,000 1.375% Notes due 2027. 3 Include for U.S.$500,000,000 2.250% Notes due 2031.

A45669935/0.43/23 Sep 2021 12 b) the Issuer, at the Issuer's option, notifies the Fiscal Agent in writing that the Issuer elects to cause the issuance of the Notes in definitive form under the Fiscal and Paying Agency Agreement subject to the procedures of the depositary; c) if there shall have occurred and be continuing an Event of Default (as defined in Schedule [2]1[3]2[4]3 of the Fiscal and Paying Agency Agreement) with respect to the Notes, and DTC, representing a majority in aggregate principal amount of the then outstanding Notes, so advises the Fiscal Agent in writing; or d) the Issuer or the Guarantors have or will become subject to adverse tax consequences which would not be suffered were the Notes represented by certificated Notes in definitive form. The Issuer will, as soon as reasonably practicable, give notice to Noteholders in accordance with Section 14 of the Terms and Conditions upon the occurrence of an Exchange Event. In the event of the occurrence of any Exchange Event, DTC, acting on the instructions of any holder of an interest in this Global Note may give notice to the Fiscal Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (d) above, the Issuer may also give notice to the Fiscal Agent requesting exchange. Any exchange shall occur no later than 10 days after the date of receipt of the relevant notice by the Fiscal Agent. Exchanges will be made upon presentation of this Global Note at the office of the Fiscal Agent by the holder of it on any day (other than a Saturday or Sunday) on which banks are open for business in The City of New York, Frankfurt am Main and London. The aggregate principal amount of Definitive Registered Notes issued upon an exchange of this Global Note will be equal to the aggregate principal amount of this Global Note. In the event that Definitive Registered Notes are issued and the Fiscal Agent informs the Issuer that it is unable to perform its obligations under the Fiscal and Paying Agency Agreement, the Issuer and the Guarantors shall promptly appoint an Agent that is able to perform such obligations. On an exchange in whole of this Global Note, this Global Note shall be surrendered to the Fiscal Agent. On any exchange or transfer following which either (i) Notes represented by this Global Note are no longer to be so represented or (ii) Notes not so represented are to be so represented, details of the transfer shall be entered by the Fiscal Agent in the Register, following which the principal amount of this Global Note and the Notes held by the registered holder of this Global Note shall be increased or reduced (as the case may be) by the principal amount so transferred. Until the exchange of the whole of this Global Note, the registered holder of this Global Note shall in all respects (except as otherwise provided in this Global Note and in the Terms and Conditions) be entitled to the same benefits as if he were the registered holder of the Definitive Registered Notes represented by this Global Note. This Global Note is not a document of title. Entitlements are determined by entry in the Register and only the duly registered holder from time to time is entitled to payment in respect of this Global Note. Transfers of this Global Note shall be limited to transfers to DTC or its nominee. The statements in the legend set out above are an integral part of the terms of this Global Note and, by acceptance of this Global Note, the registered holder of this Global Note agrees to be subject to and bound by the terms and provisions set out in the legend. This Global Note is governed by, and shall be construed in accordance with, the laws of the State of New York. A45669935/0.43/23 Sep 2021 13 This Global Note shall not be valid unless authenticated by the authorized signatory of the Fiscal Agent. A45669935/0.43/23 Sep 2021 14 IN WITNESS whereof the Issuer has caused this Global Note to be duly executed on its behalf. JDE Peet’s N.V. By Name: Title: CERTIFICATE OF AUTHENTICATION This is one of the Notes referred to in the within-mentioned Fiscal and Paying Agency Agreement. Dated: [ ], 2021 Deutsche Bank Trust Company Americas as Fiscal Agent By Name: Title: [Reverse of Note] A45669935/0.43/23 Sep 2021 15 Terms and Conditions [Full Terms and Conditions of the Notes to be inserted in the form of Schedule 2, 3 or 4, as applicable, to the Fiscal and Paying Agency Agreement]

A45669935/0.43/23 Sep 2021 16 SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Registered Note, or exchanges of a part of another Global Note or Definitive Registered Note for an interest in this Global Note, have been made: Date of Exchange Amount of decrease in Principal Amount of this Global Note Amount of increase in Principal Amount of this Global Note Principal Amount of this Global Note following such decrease or increase Signature of authorized signatory of Fiscal Agent A45669935/0.43/23 Sep 2021 17 Guarantee [Guarantee to be inserted in the form of Schedule 1 to the Fiscal and Paying Agency Agreement]] A45669935/0.43/23 Sep 2021 18 Schedule 9 Form of Regulation S Global Note CUSIP: [N44664 AD7]1 [N44664 AE5]2 [N44664 AF2]3 ISIN: [USN44664AD73]1 [USN44664AE56]2 [USN44664AF22]3 No. [ ] $[ ] JDE Peet’s N.V. (the “Issuer”) [U.S.$500,000,000 0.800% Notes due 2024]1 [U.S.$750,000,000 1.375% Notes due 2027]2 [U.S.$500,000,000 2.250% Notes due 2031]3 THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE FISCAL AND PAYING AGENCY AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY REGISTERED NOTE ISSUED IN EXCHANGE FOR THIS GLOBAL NOTE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. JDE Peet’s N.V. (the “Issuer”) A public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands, having its statutory seat (statutaire zetel) in Amsterdam, the Netherlands, and having its registered office at Oosterdoksstraat 80, 1011 DK Amsterdam, the Netherlands, and registered with the trade register of the Dutch chamber of commerce (Kamer van Koophandel) under number 73160377. The [U.S.$500,000,000 0.800% Notes due 2024]1[U.S.$750,000,000 1.375% Notes due 2027]2[U.S.$500,000,000 2.250% Notes due 2031]3 (the “Notes”) of the Issuer are issued in the aggregate principal amount of U.S.$[500,000,000]1[750,000,000]2[500,000,000]3, and in minimum denominations of U.S.$150,000 per Note and integral multiples of U.S.$1,000 in excess thereof. 1 Include for U.S.$500,000,000 0.800% Notes due 2024. 2 Include for U.S.$750,000,000 1.375% Notes due 2027. 3 Include for U.S.$500,000,000 2.250% Notes due 2031. A45669935/0.43/23 Sep 2021 19 [U.S.$500,000,000 0.800% Notes due 2024]1 [U.S.$750,000,000 1.375% Notes due 2027]2 [U.S.$500,000,000 2.250% Notes due 2031]3 GLOBAL NOTE The Issuer hereby certifies that Cede & Co. is, at the date hereof, entered in the register of the holders of the Notes as the holder of the aggregate principal amount of U.S.$[ ] of a duly authorized issue of Notes described, and having the provisions specified in Schedule [2]1[3]2[4]3 of the fiscal and paying agency agreement (the “Fiscal and Paying Agency Agreement” which expression shall be construed as a reference to that agreement as the same may be amended or supplemented) dated as of September 24, 2021 and made among the Issuer, JACOBS DOUWE EGBERTS International B.V. and Peet’s Coffee, Inc. (together, the “Guarantors”) and Deutsche Bank Trust Company Americas (the “Fiscal Agent”) (the “Terms and Conditions”), and set out on the reverse of this Note. This Global Note is issued subject to, and with the benefit of, the Terms and Conditions and the Fiscal Agency Agreement, and is guaranteed by the Guarantors pursuant to their guarantee (the “Guarantee”). Words and expressions defined or set out in the Terms and Conditions shall have the same meanings when used in this global note (the “Global Note”). Notes represented by this Global Note are transferable only in accordance with, and subject to, the provisions of this Global Note (including the legend set out above) and of the Terms and Conditions and the rules and operating procedures of The Depository Trust Company (“DTC”). This Global Note may be exchanged in whole but not in part (free of charge) for Definitive Registered Notes, on the basis that all the appropriate details have been included on the face of such Definitive Registered Notes and only upon the occurrence of an Exchange Event. An “Exchange Event” means any of the following events: a) DTC notifies the Issuer and the Guarantors that it is unwilling or unable to continue as depositary for the Global Notes or DTC ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934, at a time when DTC is required to be so registered in order to act as depositary, and in each case the Issuer and the Guarantors fail to appoint a successor depositary within 90 days of receipt of such notice; b) the Issuer, at the Issuer's option, notifies the Fiscal Agent in writing that the Issuer elects to cause the issuance of the Notes in definitive form under the Fiscal and Paying Agency Agreement subject to the procedures of the depositary; c) if there shall have occurred and be continuing an Event of Default (as defined in Schedule [2]1[3]2[4]3 of the Fiscal and Paying Agency Agreement) with respect to the Notes, and DTC, representing a majority in aggregate principal amount of the then outstanding Notes, so advises the Fiscal Agent in writing; or (a) the Issuer or the Guarantors has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by certificated Notes in definitive form. d) The Issuer will, as soon as reasonably practicable, give notice to Noteholders in accordance with Section 14 of the Terms and Conditions upon the occurrence of an Exchange Event. In the event of the occurrence of any Exchange Event, DTC, acting on the instructions of any holder of an interest in this Global Note, may give notice to the Fiscal Agent requesting 1 Include for U.S.$500,000,000 0.800% Notes due 2024. 2 Include for U.S.$750,000,000 1.375% Notes due 2027. 3 Include for U.S.$500,000,000 2.250% Notes due 2031.

A45669935/0.43/23 Sep 2021 20 exchange and, in the event of the occurrence of an Exchange Event as described in (d) above, the Issuer may also give notice to the Fiscal Agent requesting exchange. Any exchange shall occur no later than 10 days after the date of receipt of the relevant notice by the Fiscal Agent. Exchanges will be made upon presentation of this Global Note at the office of the Fiscal Agent by the holder of it on any day (other than a Saturday or Sunday) on which banks are open for business in The City of New York, Frankfurt am Main and London. The aggregate principal amount of Definitive Registered Notes issued upon an exchange of this Global Note will be equal to the aggregate principal amount of this Global Note. In the event that Definitive Registered Notes are issued and the Fiscal Agent informs the Issuer and the Guarantors that it is unable to perform its obligations under the Fiscal and Paying Agency Agreement, the Issuer and the Guarantors shall promptly appoint an Agent that is able to perform such obligations. On an exchange in whole of this Global Note, this Global Note shall be surrendered to the Fiscal Agent. On any exchange or transfer following which either (i) Notes represented by this Global Note are no longer to be so represented or (ii) Notes not so represented are to be so represented, details of the transfer shall be entered by the Fiscal Agent in the Register, following which the principal amount of this Global Note and the Notes held by the registered holder of this Global Note shall be increased or reduced (as the case may be) by the principal amount so transferred. Until the exchange of the whole of this Global Note, the registered holder of this Global Note shall in all respects (except as otherwise provided in this Global Note and in the Terms and Conditions) be entitled to the same benefits as if he were the registered holder of the Definitive Registered Notes represented by this Global Note. This Global Note is not a document of title. Entitlements are determined by entry in the Register and only the duly registered holder from time to time is entitled to payment in respect of this Global Note. Transfers of this Global Note shall be limited to transfers to DTC or its nominee. The statements in the legend set out above are an integral part of the terms of this Global Note and, by acceptance of this Global Note, the registered holder of this Global Note agrees to be subject to and bound by the terms and provisions set out in the legend. This Global Note is governed by, and shall be construed in accordance with, the laws of the State of New York. This Global Note shall not be valid unless authenticated by the authorized signatory of the Fiscal Agent. A45669935/0.43/23 Sep 2021 21 IN WITNESS whereof the Issuer has caused this Global Note to be duly executed on its behalf. JDE Peet’s N.V. By Name: Title: CERTIFICATE OF AUTHENTICATION This is one of the Notes referred to in the within-mentioned Fiscal and Paying Agency Agreement. Dated: [ ], 2021 Deutsche Bank Trust Company Americas as Fiscal Agent By Name: Title: A45669935/0.43/23 Sep 2021 22 [Reverse of Note] Terms and Conditions [Full Terms and Conditions of the Notes to be inserted in the form of Schedule 2, 3 or 4, as applicable, to the Fiscal and Paying Agency Agreement] A45669935/0.43/23 Sep 2021 23 SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Registered Note, or exchanges of a part of another Global Note or Definitive Registered Note for an interest in this Global Note, have been made: Date of Exchange Amount of decrease in Principal Amount of this Global Note Amount of increase in Principal Amount of this Global Note Principal Amount of this Global Note following such decrease or increase Signature of authorized signatory of Fiscal Agent

A45669935/0.43/23 Sep 2021 24 Guarantee [Guarantee to be inserted in the form of Schedule 1 to the Fiscal and Paying Agency Agreement] A45669935/0.43/23 Sep 2021 25 Schedule 10 Form of Definitive Registered Note THIS NOTE AND THE GUARANTEE IN RESPECT HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. NEITHER THIS NOTE NOR ANY PORTION THEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THIS NOTE.1 1 Appears on Definitive Notes issued in exchange for a beneficial interest in the Rule 144A Global Note. A45669935/0.43/23 Sep 2021 26 JDE Peet’s N.V. (the “Issuer”) A public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands, having its statutory seat (statutaire zetel) in Amsterdam, the Netherlands, and having its registered office at Oosterdoksstraat 80, 1011 DK Amsterdam, the Netherlands, and registered with the trade register of the Dutch chamber of commerce (Kamer van Koophandel) under number 73160377. The [U.S.$500,000,000 0.800% Notes due 2024]1[U.S.$750,000,000 1.375% Notes due 2027]2[U.S.$500,000,000 2.250% Notes due 2031]3 (the “Notes”) of the Issuer are issued in the aggregate principal amount of U.S.$[500,000,000]1[750,000,000]2[500,000,000]3, and in minimum denominations of U.S.$150,000 per Note and integral multiples of U.S.$1,000 in excess thereof. [U.S.$500,000,000 0.800% Notes due 2024]1 [U.S.$750,000,000 1.375% Notes due 2027]2 [U.S.$500,000,000 2.250% Notes due 2031]3 NOTE The Issuer hereby certifies that [NAME OF HOLDER] [is/are], at the date of this Note, entered in the Register as the holder(s) of the aggregate principal amount of U.S.$[ ] of a duly authorized issue of Notes described, and having the provisions specified in, Schedule [2]1[3]2[4]3 of the fiscal and paying agency agreement (the “Fiscal and Paying Agency Agreement” which expression shall be construed as a reference to that agreement as the same may be amended or supplemented) dated as of September 24, 2021 and made among the Issuer, JACOBS DOUWE EGBERTS International B.V. and Peet’s Coffee, Inc. (together, the “Guarantors”) and Deutsche Bank Trust Company Americas (the “Fiscal Agent”) (the “Terms and Conditions”), and set out on the reverse of this Note. This Note is issued subject to, and with the benefit of, the Terms and Conditions and the Fiscal Agency Agreement, and is guaranteed by the Guarantors pursuant to their guarantee (the “Guarantee”). Words and expressions defined or set out in the Terms and Conditions and/or the Fiscal Agency Agreement shall have the same meanings when used in this Note. This Note is not a document of title. Entitlements are determined by entry in the Register and only the duly registered holder from time to time is entitled to payment in respect of this Note. This Note shall not be valid unless authenticated by the Fiscal Agent. Interest on this Note shall be paid to the person in whose name this note is duly registered as of the record date therefore, which shall be the 15th calendar day preceding each date on which interest is due, except as otherwise notified by the Issuer to the holders hereof in accordance with the Terms and Conditions. In the event that any interest is not paid when due, such interest shall no longer be payable to the registered holder of this Note as of the related record date, but shall instead be payable to the registered holder of this Note as of a special record date to be fixed by the Issuer and notified to holders in accordance with the Terms and Conditions at the time that the date for payment is set. This Note is governed by, and shall be construed in accordance with, the laws of the State of New York. 1 Include for U.S.$500,000,000 0.800% Notes due 2024. 2 Include for U.S.$750,000,000 1.375% Notes due 2027. 3 Include for U.S.$500,000,000 2.250% Notes due 2031. A45669935/0.43/23 Sep 2021 27 IN WITNESS whereof the Issuer has caused this Note to be duly executed on its behalf. JDE Peet’s N.V. By Name: Title: CERTIFICATE OF AUTHENTICATION This is one of the Notes referred to in the within-mentioned Fiscal Agency Agreement. Dated: [ ], 2021 Deutsche Bank Trust Company Americas as Fiscal Agent By Name: Title:

A45669935/0.43/23 Sep 2021 28 [Reverse of Note] FORM OF TRANSFER FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to (Please print or type name and address (including postal code) of transferee) U.S.$[ ] principal amount of this Note and all rights hereunder, hereby irrevocably constituting and appointing [●], as attorney to transfer such principal amount of this Note in the register maintained by it, with full power of substitution. Signature(s) Date: NOTE 1. This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Terms and Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorized in writing and, in such latter case, the document so authorizing such officers must be delivered with this form of transfer. 2. The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of this Note in every particular, without alteration or enlargement or any change whatever. A45669935/0.43/23 Sep 2021 29 Terms and Conditions [Full Terms and Conditions of the Notes to be inserted in the form of Schedule 2, 3 or 4, as applicable, to the Fiscal and Paying Agency Agreement] A45669935/0.43/23 Sep 2021 30 Guarantee [Guarantee to be inserted in the form of Schedule 1 to the Fiscal and Paying Agency Agreement] (Signature Page to Fiscal and Paying Agency Agreement) Name: Title: Name: Title: Signature Page to the Fiscal and Paying Agency Agreement JDE Peet’s N.V. By /s/Guillaume Delle Vigne Name: Title: Guillaume Delle Vigne Global Treasurer JACOBS DOUWE EGBERTS International B.V. By /s/Guillaume Delle Vigne Guillaume Delle Vigne Authorized Signatory Peet’s Coffee, Inc. By /s/Guillaume Delle Vigne Guillaume Delle Vigne Authorized Signatory

(Signature Page to Fiscal and Paying Agency Agreement) Name: Title: Name: Title: Signature Page to the Fiscal and Paying Agency Agreement Deutsche Bank Trust Company Americas acting in its capacity as Fiscal Agent, Paying Agent, Transfer Agent and Registrar By /s/Bridgette Casasnovas Bridgette Casasnovas Vice President By /s/ Robert Peschler Robert Peschler Vice President (Signature Page to Fiscal and Paying Agency Agreement)